SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D. C. 20549



                                    FORM 8-K


                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                         DATE OF REPORT: JANUARY 5, 1998
                        (DATE OF EARLIEST EVENT REPORTED)


                          HUNGARIAN BROADCASTING CORP.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                FILE NO. 0-26808
                            ------------------------
                            (Commission File Number)


   DELAWARE                                               13-378-7223
------------------------                               -------------------
(State or jurisdiction of                              (I.R.S. Employer
incorporation or organization)                         Identification No.)

                           445 PARK AVENUE, 15TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 758-9870

Item 1.  Changes in Control of Registrant

(a) On January 5, 1998, Mr. Offer Assis ("Assis") acquired a controlling interest in Registrant. Assis purchased 300,000 shares of Common Stock ("Shares") in a private transaction pursuant to an agreement dated December 17, 1997 with Peter E. Klenner ("Klenner"), the founder and previous President and Chief Executive Officer of the Registrant, a copy of which is filed as Exhibit A hereto (the "December 17 Agreement"). Assis used $2,250,000 of capital borrowed from Mr. Ami Shafrir ("Shafrir") to fund the purchase of such shares at a price of $7.50 per share. The loan agreement between Assis and Shafrir is filed herewith as Exhibit B. Subsequently, pursuant to a Reorganization Agreement (the "Reorganization Agreement") among HBC, Global Television Networks, Inc. ("Global"), a Delaware corporation and Offer Assis, Shai Bar-Lavi, Shlomo Kot and Frederick E. Smithline individually, Assis exchanged his shares of common stock in Global for 2,000,000 additional Shares. The Reorganization Agreement is filed herewith as Exhibit C.

         Pursuant to the December 17 Agreement, Klenner also agreed to vote his remaining shares for an HBC Board of Directors consisting of Assis and his designees, and Assis agreed to vote for Klenner as Chairman of the Board so long as Klenner continued to own a minimum of 200,000 Shares. Justin Bodle resigned as a director. Mr. Assis, Shai Bar Lavi, Frederick E. Smithline and Ami Shafrir were elected to the Board, expanding the number of directors to six, Messrs. Shafrir and Smithline being independent directors.

         In addition, pursuant to the December 17 Agreement, Klenner granted Assis a call option on Klenner's remaining 300,000 Shares, exercisable within 12 months from the date of the December 17 Agreement at a price equal to the greater of $7.50 per Share or the five day average "bid and asked" trading price of the Shares, and Assis granted Klenner a put option for 100,000 of such 300,000 Shares at a price of $7.50 in the event HBC completed an equity offering for a minimum of $2 million.

         Pursuant to the Reorganization Agreement, 1.25 million Shares were placed in escrow pursuant to an escrow agreement with American Stock Transfer and Trust Company (the "Escrow Agreement"), 1 million of which are to be released to Assis upon the occurrence of any of the following events:

            (i) the average annual earnings of Global over the five full fiscal years following the date of the Reorganization Agreement is at least $1.00 million pre-tax per year as certified by HBC's auditors;


            (ii) HBC's Common Stock trades an average closing price of $10.00 per share for at least 20 consecutive trading days in any month;

            (iii) HBC's auditors certify in any fiscal year that Global's cumulative net pre-tax earnings since the date of the Reorganization Agreement is at least $5 million; (iv) HBC's net income is a minimum of $0.50 per share in any fiscal year; or

            (v)   Global is sold for a minimum of $10 million.

The Escrow Agreement is filed herewith as Exhibit A to the Reorganization Agreement.

(b)    N/A

Item 2.  Acquisition or Disposition of Assets

         On January 5, 1998, pursuant to the Reorganization Agreement, Registrant acquired, all of the outstanding common stock of Global in exchange for 3.75 million shares of the Company's Common Stock, 1.25 million of which are to be held in escrow and delivered only upon Global meeting certain performance measures. Global is the owner of SZIV Television, a national satellite-to-cable broadcaster currently reaching approximately 1,500,000 television households through the AM Micro transmission system in Budapest and about 140 cable companies via satellite distribution in Hungary, and a distributor of paid adult television programming, holding long-term contracts with United Phillips cable operators in Vienna and Amsterdam and exclusive long-term contracts with NTV Plus DBS operators in Russia. Details regarding Global's operating subsidiaries and material contracts are contained in the Reorganization Agreement.

         Pursuant to the acquisition, the Company entered into employment agreements (the Employment Agreements") with Offer Assis and Shai Bar-Lavi ("Bar-Lavi"). The Employment Agreements are filed herewith as Exhibits D and E to the Reorganization Agreement.

         Pursuant to the acquisition, the Company also entered into a Registration Rights Agreement (the "Registration Rights Agreement") giving Assis and Bar-Lavi the right, starting 24 months after the closing of the Reorganization Agreement, to require the Company to register the Shares granted to them thereunder with the Securities and Exchange Commission. The Registration Rights Agreement is filed herewith as Exhibit F to the Reorganization Agreement.

Item 5.  Other Events.

         Pursuant to a Transfer and Distribution Agreement, dated November 18, 1997, between the Registrant and Hungarian Satellite Corporation ("HSC"), Registrant agreed to transfer and assign to HSC all of its rights under a certain Letter of Intent (the "Interest") with an entity known as Magyarsat, a joint venture between the Hungarian state-owned entity Antenna Hungaria ("AH") and the Israeli state-owned entity Israel Aircraft Industries ("IAI"), to form a new company to launch, manage and operate a satellite communications business serving Eastern and Central Europe, in exchange for the issuance to HBC by HSC of 4,500,000 shares of HSC's common stock, par value $.001 per share (the "HSC Common Stock"); which HSC Common Stock will be distributed to holders of record of Registrant's common stock as of December 31, 1997 (the "Distribution"). Certificates for HSC common stock will be mailed to holders of the Registrant's common stock on or about January 31, 1998.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

(a) The required financial statements of the acquired businesses shall be filed within 60 days of the date of this report.

(b)      N/A

(c) Exhibits.

Exhibit A      Agreement dated December 17, 1997 between the Offer Assis and
               Peter E. Klenner

Exhibit B      Loan Agreement between Offer Assis and Ami Shafrir (to be filed by amendment)

Exhibit C      Reorganization Agreement among HBC, Global Television Networks,
               Inc. and Offer Assis, Shai Bar-Lavi, Shlomo Kot and Frederick E.
               Smithline individually

Exhibit D      Transfer and Distribution Agreement, dated as of November 18,
               1997, between the Registrant and Hungarian Satellite Corporation.

Exhibit E      Press Release dated November 20, 1997.

Exhibit F      Press Release dated January 6, 1998

SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 10th day of January 1998.

                                                HUNGARIAN BROADCASTING CORP.



                                                By   \S\ Offer Assis
                                                     ---------------------
                                                     Offer Asiss
                                                     Chief Executive Officer

    Pursuant to the requirements of the Securities Act of 1934, this Report has been signed below by the following persons in the capacities and on the dates indicated:


/s/Offer Assis                 Chief Executive Officer     January 14, 1998
-------------------
Offer Assis

                                    Exhibit A

                                    AGREEMENT

Agreement dated this 17th day of December 1997 by and between Offer Assis ("Assis") and Peter E. Klenner ("Klenner").

WHEREAS, Klenner is the owner of certain shares (the "Shares") of common stock of Hungarian Broadcasting Corp ("HBCO" or the "Company"); and

WHEREAS, Assis wishes to purchase certain of said shares on the following terms and conditions;

NOW, THEREFORE, in consideration of the premises, and other good and valuable consideration, the adequacy of which is hereby deemed sufficient, Assis and Klenner agree as follows:

1. Upon signing of this agreement, Assis agrees to purchase and Klenner agrees to sell 300,000 Shares at a price of $7.50 per share.

2. Klenner grants to Assis a right of first refusal to purchase all his remaining Shares within 30 days of the time Klenner advises Assis in writing that he intends to sell the Shares at the price he is offered for the Shares.

3. Klenner agrees to vote his remaining Shares (and those Shares he has voting control over) for an HBC Board of Directors to consist of Offer Assis and his designees, except that as long as Klenner owns at least 200,000 Shares (including options and warrants), Assis agrees to vote for Klenner as an HBC Board member and as its Chairman.

4. Klenner grants Assis a call to acquire his remaining 300,000 Shares at any time within the next 12 months from the date of this agreement, for the greater of $7. 50 per Share or the average of the daily "bid and asked" NASDAQ trading price for the Shares for a five day period immediately prior to the exercise of the call.

5. Notwithstanding paragraph 4 above, at such time, prior to June 30, 1997, as HBCO completes an equity offering in a minimum amount of $2 million, Assis agrees that Klenner shall have the right to put to Assis 100,000 of the 300,000 Shares referred to in Paragraph 4 above at a price of $7.50 per share.

6. Prior to closing of the Share transaction, Klenner will consult with Assis on all significant HBC operating matters and will not initiate any changes in the capital structure of HBC without the written consent of Assis.

7. At closing, Klenner will represent that he knows of no facts nor has any information inconsistent with the public filings of HBC.

8. This agreement contains the entire agreement between the parties with respect to the subject matter hereof, and there are no representations or warranties other than as contained herein. No waiver or modification shall be valid unless in writing. This agreement may be executed in duplicate copies.

9. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as though made by residents thereof. Assis and Klenner hereby consent and will submit to the jurisdiction of the courts of the State of New York and of any federal court sitting in the City of New York with respect to controversies arising under this agreement.

IN WITNESS WHEREOF, the parties have set their hand as of the date first above written.


/s/ Peter E. Klenner                             /s/ Offer Assis
---------------------                           ------------------
Peter E. Klenner                                 Offer Assis

                                    Exhibit B

               Loan Agreement Between Offer Assis and Ami Shafrir

                           (To be filed by amendment)

                                    Exhibit C

                            REORGANIZATION AGREEMENT

The purpose of this agreement, dated as of January 15, 1998, between Hungarian Broadcasting Corp. ("HB C"), a Delaware corporation, Global Television Networks, Inc. ("Global"), a Delaware corporation and Offer Assis, Shai Bar-Lavi, Shlomo Kot and Frederick E. Smithline individually ("Stockholders"), sole stockholders of Global, is to govern the stock for stock reorganization of Global.

     A.   EXCHANGE OF SHARES

          1. On the closing date, the Stockholders agree to transfer 100 shares (100%) of Global stock to HBC, receiving in return certificates in negotiable form representing in the aggregate two million five hundred thousand (2,500,000) shares of HBC common stock.

          2. An additional one million two hundred and fifty thousand (1,250,000) shares of HBC common stock will be placed in escrow pursuant to the escrow agreement attached hereto as Exhibit A (the "Escrow Agreement).

          3. HBC is acquiring the Global shares, and the Stockholders are acquiring the HBC shares and the HSAT shares for investment, not for distribution or resale, and no registration and public sale of said shares will be made during the twelve months following the date of this agreement. After said twelve month period the shares may be registered and sold publicly, provided the stock has previously traded at a minimum of $10.00 per share for 10 consecutive days.

    B.   CLOSING

          1. Subject to the conditions described below, the closing will be held on January 15, 1998 at 445 Park Avenue, New York, New York (or on any other date or at any other place agreed to by HBC and the Stockholders).

          2. On or before the closing date, the Stockholders must, individually or collectively:

             (a) Deliver their Global stock certificates, endorsed in blank and with signatures guaranteed by a bank or trust company, to HBC.

             (b) Transfer complete and correct copies of the Certificate of Incorporation, bylaws, minute books, and stock transfer books of Global and of Sziv TV Rt. ("Sziv")

             (c) Provide general releases (in a form acceptable to HB C's counsel) of any claims the Stockholders have against Global or its officers, directors, agents, and employees, accruing on or before the date of the closing except for claims for accrued salaries earned in the ordinary course of business.

             (d) Deliver a bank statement showing that Global has a minimum cash balance of $1.75 million.

             (e) Provide HBC with an opinion of Global's counsel (in a form acceptable to HBC's counsel) to the effect that:

                 (i) Global is validly incorporated and in good standing under the laws of the State of Delaware and that it has validly qualified and is in good standing as a foreign corporation in each other state or country in which it is doing business.

                 (ii) Global's stock is validly issued, fully paid and nonassessable.

                 (iii) To the knowledge of such counsel, the certificates for a total of 100 shares of Global common stock delivered by the Stockholders to IIBC represent all the issued and outstanding shares of Global stock.

                 (iv) Global owns 73.9% of the outstanding common stock and is entitled to 99% of the profits of Sziv TV Rt., an entity organized under the laws of the Republic of Hungary, and has an ownership interest in each of the corporations listed on Exhibit B as indicated on said Exhibit.

                 (v) Sziv is validly organized under the laws of the Republic of Hungary and is legally operating a 24-hour television station in Hungary.

                 (vi) Global's Certificate of Incorporation, bylaws, resolutions and share certificates are free from any provisions forbidding or limiting this Type B reorganization.

                 (vii) To the knowledge of such counsel, Global has complied with all federal, state, and local laws and taken all required corporate actions and filed all required returns and reports.

                 (viii) To the knowledge of such counsel, each Stockholder has good and marketable title to his G1obal shares and has power and authority to dispose of the stock as he wishes; after the exchange, HBC will have good marketable title to the Global shares free and clear of all liens, charges, and encumbrances created by such Stockholders.

                 (ix) This agreement has been duly and validly signed and delivered by each Stockholder and is valid and binding on them, according to the terms of this agreement.

                 (xi) Counsel has no knowledge of any pending or prospective litigation or claim against Global or relating to the Global shares to be transferred at the closing; counsel has no knowledge of any facts adversely affecting Global's title to any of its property, or any stockholder's title to his or her Global shares.

         3. On or before the closing date, HBC must:

             (a) Amend its Bylaws to provide for a board of directors consisting of five (5) members, all of whom shall be designated by Offer Assis, and deliver the resignations of the existing directors, except for Peter E. Klenner.

             (b) Appoint Offer Assis as its President, and enter into the Employment Agreement with Offer Assis in the form attached hereto as D.

             (c) Appoint Shai Bar-Lavi as its Chief Operating Officer, and enter into the Employment Agreement with Shai Bar-Lavi in the form attached hereto as Exhibit E.

             (d) IIBC shall have delivered to Stockholders an opinion of their counsel, Ronald Scott Moss, Esq., dated the date of Closing, in form and substance satisfactory to Stockholders and their counsel, to the effect that:

                 (i) HBC and each subsidiary are each a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware as to HBC and Hungary as to the subsidiaries, and each is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business makes such qualification necessary;

                 (ii) HBC has the corporate power to enter into and perform this Agreement and each other agreement which is an Exhibit hereto;

                 (iii) the execution, delivery and performance of this Agreement by HBC has been duly authorized and approved by all requisite corporate action and this Agreement has been duly executed and delivered by HBC and constitutes valid and legally binding obligations of HBC subject to general principles of equity and applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting the enforcement of creditors rights generally from time to time in effect;

                 (iv) the execution, delivery and performance of each agreement which is an Exhibit to this Agreement by HBC has been duly authorized and approved by all requisite corporate action and each such Exhibit has been duly executed and delivered by HBC and each constitutes valid and legally binding obligations of HBC, subject to the general exceptions set forth in clause
                 (iii) above;

                 (v) no approval of the stockholders of HBC is required;

                 (vi) based solely upon an examination of those documents identified to them in a factual certificate from IIBC, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby do not and will not (1) violate any judicial or administrative order, judgment or decree entered against HBC, (2) conflict with any of the terms, conditions or provisions of the charter or bylaws of HBC, or
                 (3) conflict with, result in a breach or constitute a default under or accelerate or permit the acceleration of the performance required by any material mortgage, indenture, loan agreement, other debt instrument or any other material instrument or agreement known to such counsel to which HBC is a party or to which any of its assets is subject;

                 (vii) the HBC Common Stock issued at Closing (or placed in escrow) has been duly authorized, validly issued and is fully paid and non-assessable; and

                 (viii) except as set forth in Section 3.5, to the best of counsel's knowledge, there are no pending material legal proceedings to which HBC is a party or of which property of HBC is subject and, insofar as is known to such counsel, no such proceeding is threatened. In rendering such opinions, such counsel may reasonably rely on certificates of officers of HBC, opinions of other foreign counsel and such other evidence as they may deem necessary or desirable.

                 (e) Execute and deliver to the Stockholders the Registration Rights Agreement in the form attached hereto as Exhibit F.

    C.    REPRESENTATIONS, WARRANTIES, AND AGREEMENTS OF EACH STOCKHOLDER

          Each Stockholder warrants and agrees:

          1. That the shares to be transferred are held free and clear of any and all liens, claims, encumbrances, voting trusts, and/or voting agreements.

          2. That he can and does convey clear and unencumbered title in Global shares to HBC.

          3. That, to the best of his knowledge, no person, business, or corporation owns any interest in any intellectual property (patent, patent application, invention, copyright, trademark, trade secret, trade name) used by Global in its business or products.

          4. That he is not a party to, and is not aware of any agreements restricting Global's business.

          5. That he has not dealt with a broker or finder in connection with this reorganization transaction.

    D. REPRESENTATIONS WITH REGARD TO GLOBAL MADE BY ALL STOCKHOLDERS JOINTLY AND SEVERALLY

    Stockholders jointly and severally represent that:

          1. Global is validly organized and in good standing under the laws of the State of Delaware and validly qualified as a foreign corporation in all other states or countries in which it is doing business. It has corporate power to carry on its business as now conducted. Its authorized capitalization consists of 500 shares of common stock, par value $0.01 per share, 100 shares of which is validly issued, fully paid nonassessable, outstanding, and held by the Stockholders, and all 100 shares of which will be transferred to HBC pursuant to this agreement.

          2. Global has 400 shares of authorized but unissued stock.

          3. The documents submitted in connection with this transaction and described as Certificate of Incorporation as amended, bylaws as amended, and minutes of meetings are complete, true, and correct copies of the originals.

          4. All financial statements to be submitted to HBC and all Global books and records will be prepared in accordance with GAAP, or other applicable recognized accounting principles, and will be complete, correct and represent a true and correct statement of Global's financial condition as of their respective dates. All assets to be described in the books and records will actually exist and be in the possession of Global.

          5. Global has no liabilities or obligations other than those incurred in the ordinary course of its business or disclosed herein or in the financial statements provided in connection with this transaction.

          6. There has been no material adverse change in Global's condition since August 31, 1997; there have been no changes in financial condition other than those occurring in the ordinary course of business. Stockholders have no knowledge of any developments or threatened developments materially adverse to Global's business.

          7. There are no suits or administrative proceedings in process or pending against Global or in connection with the stock to be transferred in this reorganization.

          8. The Stockholders have no knowledge of any pending or contemplated action to condemn any property owned or used by Global or Sziv or any subsidiary, or to change the zoning or building ordinances affecting such property.

          9. Global's title to intellectual property used in its business (patents, patent applications copyrights, trademarks, trade names, trade secrets) is good; all applications have been filed, and all registrations and grants are current and in good standing in all relevant jurisdictions. Global has not sold or licensed any interest in any such intellectual property in any way that conflicts with proprietary rights of other owners of intellectual property.

          10. Global is not in default under any agreements and knows of no breach or notice of intent to cancel by any other party to any agreements.

          11. Global owns one hundred percent of the stock of each of the corporations listed on Exhibit B, and all of said stock is validly issued, fully paid, nonassessable and outstanding, except that Holland Trust B V. owns one percent (1%) of each of APPV Services LLC and RPPV Services Limited.

          13. Each of the agreements listed on Exhibit C hereto is valid and binding according to its terms.

          14. Within 60 days of the date of closing, Stockholders will deliver to HBC audited financial statements for Global showing a minimum cash balance of $1.75 million.

    E.   REPRESENTATIONS AND WARRANTIES OF HBC

         HBC represents and warrants to Stockholders as follows:

          1. HBC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power to conduct its business as it is now being conducted and to own or hold under lease the properties and assets it now owns or holds under lease. HBC is not subject to any material and adverse effect on its properties, business, prospects and financial condition for failure to be qualified in any other jurisdiction. Copies of the charter documents and bylaws, as amended and restated, of HBC have been delivered to Stockholders, and such copies are complete, correct and in full force and effect.

          2. The authorized capital stock of HBC consists of 15,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.00l par value. As of December 10, 1997, there were issued and outstanding 3,872,131 shares of Common Stock. All of such outstanding shares of HBC Common Stock are validly issued, fully paid and non-assessable and are free of any preemptive rights. The 3,750,000 shares to be issued to Stockholders at closing have been duly authorized, and when issued will be validly issued, fully paid and non-assessable shares of the Common Stock of HBC, subject, as to the 1,250,000 shares placed in escrow, to the conditions of the escrow. HBC has duly and validly reserved (i) up to 350,000 shares of Common Stock for issuance upon the exercise of options grantable under its Stock Option Plan; (ii) 300,000 Management options to purchase shares of the Company's Common Stock.

          3. HBC has provided Stockholders with copies of its prospectus dated September 26, 1997, annual report on Form 1 0-KSB for the year ended December 31 1996 Quarterly Report on Form 10-Q SB for the quarters ended June 30, 1997 and September 30, 1997 and proxy statement for the annual meeting of stockholders held August 20, 1997. Such documents and the financial statements contained therein, together with the notes thereto, are complete and correct in all material respects, comply with all applicable SEC rules and regulations, are in accordance with the books and records of HBC, and present fairly the consolidated financial condition of HBC and the results of its operations and changes in its financial position as of the dates and for the periods indicated, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered by such statements, except as set forth in such financial statements or in any report of Coopers & Lybrand which accompanies such financial statements. HBC acknowledges that Stockholders have relied upon the information contained in such publicly filed reports in connection with their determination to complete the transactions contemplated herein.

          4. Except as contemplated under this Agreement or previously disclosed, since November 30, 1997, HBC has not:

             (a) failed to pay or discharge any current liability when it became due and payable;

             (b) sold, transferred or otherwise disposed of; mortgaged, pledged or subjected to lien or any other encumbrance, any of its assets, whether real or personal (tangible or intangible) property;

             (c) declared or made any dividend payment or any other payment or distribution to any of its stockholders or redeemed or purchased or otherwise acquired (i) any of its capital stock or (ii) obligations of HBC to any of its stockholders;

             (d) had any material adverse changes in the assets, properties, operations, personnel, equipment, supply arrangements, financial condition or prospects of HBC, and no event has occurred which could be reasonably expected to have a materially adverse effect upon the business of HBC;

             (e) taken any action, or failed to take any action, which would materially adversely affect the condition, financial or otherwise, of HBC; or

             (f) agreed, orally or in writing, or granted any other person or entity an option, to do any of the things specified in subsections
             (a) through (e) above.

          5. HBC is not engaged in or threatened with or aware of any situation which could subject HBC to any litigation, arbitration, claim, challenge or other legal proceedings or governmental or other investigations relating to the affairs of HBC, including, without limiting the generality of the foregoing, any such action or proceeding by or before contracting officers, administrative or regulatory agencies, except as disclosed in HBC's SEC filings.

          6. There are no significant assets which HBC uses in its business (as heretofore conducted) which are not either owned by HBC or licensed or leased to it or the use of which are otherwise authorized. 7. Neither the execution and delivery of this Agreement, nor the carrying out of the transactions contemplated hereby will result in any violation, termination or modification of; or be in conflict with, the charter documents or bylaws of HBC, or any terms of any contract or instrument to which HBC is a party or by which it is bound, or any judgment, decree or order applicable to HBC or result in the creation of any lien, charge or encumbrance upon any of the properties or assets of any of IIBC.

          8. The execution, delivery and performance of this Agreement by HBC and Global have been duly authorized by all necessary corporate action on the part of HBC and its stockholders. This Agreement and the transactions contemplated hereby have been approved by a resolution adopted at a duly constituted meeting of the Board of Directors of HBC and this Agreement has been duly executed and delivered by HBC and constitutes a valid and binding obligation of HBC enforceable in accordance with its terms. HBC has all requisite corporate power and authority to enter into, and perform this Agreement.

          9. No permit, consent, approval or authorization of; or declaration, filing or registration with, any public body or authority is necessary in connection with the execution and delivery by HBC of this Agreement or the consummation by it of the transactions contemplated hereby.

          10. Neither HBC nor any director, officer, agent, employee, consultant, or any other person associated with or acting on behalf of HBC, has engaged or is engaged in any course of conduct, or is a party to any agreements or involved in any transactions, which has or would give rise to a violation of any statute or regulation regarding improper payments to government officials (foreign or domestic) or others, including, without limitation, the Foreign Corrupt Business Practices Act.

          11. No broker or finder, or other party or agent performing similar functions, has been retained by HBC or is entitled to be paid based upon any agreements, arrangements, or understandings made by HBC in connection with the transactions contemplated by this Agreement, and no brokerage fee or other commission has been agreed to be paid by HBC on account of the transactions contemplated hereby.

    F.   FURTHER ASSURANCES AND INDEMNIFICATION BY THE STOCKHOLDERS

          1. The Stockholders agree that they will sign and deliver documents, take lawful oaths, give depositions or testify in court, or take any other action reasonably requested by HBC, its successors, or their legal counsel in order to perfect title to the Global shares transferred under this agreement, or to Global's property. If the actions are made necessary by the default of the Stockholders, the Stockholders will pay the expenses of the actions; otherwise, IIBC will pay the expenses, but will not otherwise compensate the Stockholders for undertaking the necessary actions.

          2. The representations, warranties and covenants made by the parties in this Agreement and in any other certificates and documents delivered in connection herewith shall survive the Closing and shall apply for two years from the Closing Date.

          INDEMNIFICATION.

          (a) GENERAL

                 (i) The Stockholders shall jointly and severally indemnify, defend and hold harmless HBC and its directors, officers, employees, agents, heirs and assigns, from and against any and all damages, claims, liabilities, losses, costs, response costs, expenses, obligations and deficiencies, including interest, penalties, and reasonable attorney's and other fees, (hereinafter collectively referred to as "Section F.2 Losses"), arising out of or in any way connected to any breach of or failure by the Stockholders to perform any of the representations, warranties, covenants or agreements of the Stockholders set forth in this Agreement. Such duty of indemnification shall include, but not be limited to, any and all damages, claims, liabilities, losses, costs, expenses, obligations and deficiencies under successor-in-interest theories of liability based on statutory or common law.

                 (ii) HBC shall indemnify, defend and hold harmless the Stockholders and their agents, heirs and assigns from and against and in respect of any Section F.2 Losses arising out of or in any way connected to any activities of HBC arising out of or in any way connected to any breach of; or failure by HBC to perform any of the representations, warranties, covenants or agreements of HBC contained in this Agreement or any Exhibits hereto. Such duty of indemnification shall include, but not be limited to, any and all damages, claims, liabilities, losses, costs, expenses, obligations and deficiencies under successor-in-interest theories of liability based on statutory or common law.

                 (iii) Notwithstanding any other provision of this Agreement to the contrary, neither party shall be liable to the other with respect to Section F.2 Losses unless and until the aggregate amount of all Section F.2 Losses incurred by the indemnified party shall exceed the sum of One Hundred Thousand ($100,000) Dollars (the "Indemnity Basket"). In the event and to the extent that any such Section F.2 Losses shall be in excess of the Indemnity Basket, the Stockholders shall thereafter be liable in full for all Section F.2 Losses in excess of such Indemnity Basket, up to, but not to exceed, the full amount of consideration received by each of them in connection with the Reorganization, severally and not jointly. Such indemnification payments may be made, at the sole election of the indemnifying Stockholder, in shares of HBC Common Stock (valued at the higher of their then-current fair market value or their fair market value as of the closing date) or in cash.

                 (b) DURATION OF CERTAIN INDEMNITY.

                 The parties shall be entitled to indemnification for Section
                 F.2 Losses only in respect of claims for which notice of claim shall have been given to the indemnifying party on or before the survival period specified in Section 10.1.

                 (c) CLAIMS FOR INDEMNITY.

                 Whenever a claim shall arise for which any party shall be entitled to indemnification hereunder, the indemnified party shall notify the indemnifying party in writing within thirty
                 (30) days of the indemnified party's first receipt of notice of; or the indemnified party's knowledge of; such claim, and in any event within such shorter period as may be necessary for the indemnifying party or parties to take appropriate action to resist such claim; PROVIDED HOWEVER, that if notice is given after thirty (30) days and the late notice does not in any way prejudice the rights of the other party hereto then this indemnity shall nevertheless be enforceable. Such notice shall specify all facts known to the indemnified party giving rise to such indemnity rights and shall estimate (to extent reasonably possible) the amount of the liability arising therefrom. During the thirty (30) day period from and after the giving of any notice under this Section F.2, the relevant parties shall in good faith attempt to settle and/or compromise the subject matter of the subject claim, and in the event that the relevant parties are unable to effect any such settlement or compromise within such thirty (30) day period, then such dispute (unless same relates to a third party claim) shall be promptly submitted by the relevant parties to arbitration held in New York City in accordance with the rules of the American Arbitration Association in New York City then obtaining, the results of which shall be binding upon all relevant parties, and any rights of indemnification thereby established shall promptly thereafter be paid or satisfied by the indemnifying parties in accordance with any pertinent provisions of this Agreement. To the extent required, judgment upon any arbitration award hereunder may be entered in any court having jurisdiction. In the event that any arbitration shall be required hereunder, the parties hereby agree that the same shall be conducted in good faith and with all reasonable diligence.

                 (d) RIGHT TO DEFEND.

                 If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against the indemnified party or any of its affiliates, the indemnifying party or parties shall be entitled (without prejudice to the indemnified party's right to participate at its own expense through counsel of its own choosing), to defend or prosecute such claim in the name of the indemnifying party or parties, or any of them, or if necessary, in the name of the indemnified party. In any event, the indemnified party shall give the indemnifying party advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, the indemnifying party shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed settlement, and if it does object, the indemnifying party shall be obligated to undertake, conduct and control, though counsel of its own choosing and at its sole expense, the settlement or defense thereof; and the indemnified party shall cooperate with the indemnifying party in connection therewith.

    G.   OTHER PROVISIONS

          1. If any provision of this agreement is later found to be invalid, it will be severed, and the valid portions of the agreement will continue in full force and effect.

          2. This agreement binds and benefits HBC's successors and assignees, and the next of kin, legatees, successors, assignees, and legal representatives of the Stockholders.

          3. This document (with attachments) constitutes the entire agreement between IIBC and the Stockholders and supersedes all earlier and contemporaneous agreements dealing with the same subject matter. If separate counterparts of this agreement are signed, together they will constitute a single agreement.

          4. This contract will be interpreted under the laws of the state of Delaware.

        In witness to all of the above, the parties have signed this agreement on the date first above written.

     HUNGARIAN BROADCASTING CORP.            GLOBAL TELEVISION NETWORKS, INC



By: /s/Peter E. Klenner                     By: /s/Offer Asiss
    --------------------------                  ---------------------
     Peter E. Klenner President                Offer Assis, President


Stockholders

/s/Offer Assis                  /s/Shai Bar-Levi
----------------------          -----------------------------------------------
Offer Assis (80 Shares)         Gabriela Bar-Lavi (4 Shares),
                                by Shai Bar-Lavi, guardian

                                /s/Shai Bar-Levi
                                -----------------------------------------------
                                Michael Bar-Lavi (4 Shares),
                                by Shai Bar-Lavi, guardian

                                /s/Shai Bar-Levi
                                -----------------------------------------------
                                Daniel Bar-Lavi (4 Shares),
                                by Shai Bar-Lavi, guardian

/s/Shlomo Kot                   /s/Frederick E. Smithline
--------------------            ----------------------------------
Shlomo Kot (2 Shares)           Frederick E. Smithline (6 Shares

                                    Exhibit A

Escrow Agreement

                                ESCROW AGREEMENT

This Escrow Agreement ("Escrow") made this 15th day of January, 1998, by and among Global Television Networks, Inc., a Delaware Corporation ("Global" - references to Global herein to include the subsidiaries listed on Exhibit B to the Agreement), Offer Assis, Shai Bar-Lavi, Shlomo Kot and Frederick E. Smithline (collectively "Sellers"); Hungarian Broadcasting Corp. ("HBC" or "Buyer"); and American Stock Transfer and Trust Company ("Escrow Agent").

                                   WITNESSETH:

Whereas Buyer and Sellers are parties to a Reorganization Agreement dated January 15, 1998 (the "Agreement"); and

Whereas the Agreement provides for certain securities to be placed in Escrow and released upon the occurrence of certain events.

Now, therefore, it is agreed by and among the parties hereto as follows:

SECTION 1.

          A. ESTABLISHMENT OF ESCROW
          Escrow Agent hereby acknowledges receipt of six stock certificates (the "Certificates") as listed on Exhibit A attached hereto, which represent in the aggregate 1,250,000 shares of Common Stock of Hungarian Broadcasting Corp., to be held and disbursed for the benefit of Sellers as provided herein.

          B. OBLIGATIONS OF BUYER
          Buyer shall cause its regular auditors to perform the calculations described in Section 2 hereof on a timely basis and shall cause its auditors to make the appropriate certifications to Escrow Agent.

SECTION 2. RELEASE OF STOCK CERTIFICATE

          A. RELEASE OF STOCK CERTIFICATE
          Until the Certificates are fully released according to the terms set forth below, at the end of the fifth full fiscal year of Buyer from the date of this Escrow Agreement, the number of shares represented by the Certificates shall be reduced by one share for each dollar Global earns less than $1,000,000 in average pre-tax earnings per year for all of such five fiscal years. All shares by which the Certificates are reduced in accordance with the preceding sentence shall be returned to the treasury of HBC. Subject to the foregoing, Escrow Agent may cause the Certificates to be reissued in the name of Sellers in proportion to their stock holdings in Global as indicated on the signature page hereto, and shall release the Certificates to Sellers upon the occurrence of any of the following, as certified to Escrow Agent by Buyer's auditors:

                 (i) the average annual earnings of Global over the five full fiscal years following the signing of this Escrow Agreement is at least $1.00 million pre-tax per year as certified by HBC's auditors;

                 (ii) HBC's Common Stock trades an average closing price of $10.00 per share for at least 20 consecutive trading days in any month;

                 (iii) HBC's auditors certify in any fiscal year that Global's cumulative net pre-tax earnings since the date of this Escrow Agreement is at least $5 million;

                 (iv) HBC's net income is a minimum of $0.50 per share in any fiscal year; or

                 (v) Global is sold for a minimum of $10 million.

SECTION 3. LIABILITY OF ESCROW AGENT

          A. Conflicting Demands

          Escrow Agent will be obligated to perform only the duties that are expressly set forth herein and need not take notice of any provisions of the Agreement. In case of conflicting demands upon Escrow Agent, it may (i) refuse to comply therewith as long as such disagreement continues and make no delivery or other disposition of any property then held (and Escrow Agent shall not be or become liable in any way for such failure or refusal to comply with such conflicting or adverse claims or demands); and (ii) continue to so refrain and so refuse to act until all differences have been adjusted by agreement and Escrow Agent has been notified thereof in writing signed jointly by Sellers and Buyer.

          B. No Obligation to Take Legal Action

          Escrow Agent shall not be under any obligation to take any legal action in connection with this Escrow Agreement or for its enforcement, or to appear in, prosecute, or defend any action or legal proceeding which, in its opinion, would or might involve it in any costs, expense, loss, or liability, unless and as often as required by it, it is furnished with satisfactory security and indemnity against all such costs, expenses, losses, or liabilities.

          C. Status of Escrow Agent

          Escrow Agent is to be considered and regarded as a depository only, and shall not be responsible or liable (except for its failure to exercise due care) for the sufficiency or correctness as to form, manner of execution, or validity of any instrument deposited in this Escrow, nor as to the identity, authority, or rights of any person executing the same. Escrow Agent's duties hereunder shall be limited to the safekeeping of the securities received by it as Escrow Agent and for their disbursement in accordance with the written escrow instructions given it in accordance with this Escrow Agreement.

          D. Written Instructions of Parties

          Notwithstanding any contrary provision contained herein, Escrow Agent shall, at all times, have full right and authority to disburse the Escrow Funds in accordance with the joint written instructions signed by Sellers and Buyer.

          E. Indemnification of Escrow Agent.

          The Agent will be indemnified and held harmless by HBC from and against any and all expenses, including reasonable counsel fees and disbursements, or loss suffered by the Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this Agreement, the services of the Agent hereunder, the monies or other property held by it hereafter or any income earned from investment of such monies. The Agent shall have a lien for the amount of any such expense or loss on the monies and other property held by it hereunder and shall be entitled to reimburse itself from such monies or property for the amount of any such expense or loss. Promptly after the receipt by the Agent or notice of any demand or claim or the commencement of any action, suit or proceeding, the Agent shall, if a claim in respect thereof is to be made against HBC, notify HBC thereof in writing, but the failure by the Agent to give such notice shall not relieve HBC from any liability which HBC may have to the Agent hereunder. Notwithstanding any obligation to make payments and deliveries hereunder, the Agent may retain and hold for such time as it deems necessary such amounts of monies or property as it shall, from time to time, in its sole discretion, deem sufficient to indemnify itself for any such loss or expense.

          For the purpose hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Agent, and all costs and expenses, including, but not limited to, reasonable counsel fees and disbursements, paid or incurred in investigation or defending against any such claim, demand, action, suit or proceeding.

SECTION 4. NOTICES

          Any required or permitted notice or other communication under this Escrow shall be in writing and addressed as follows:

                  If to Buyer:

                  Hungarian Broadcasting Corp.
                  445 Park Avenue, 15th Floor
                  New York, NY 10022

                  If to Sellers:

                  Global Television Networks, Inc.
                  1123 Broadway, Suite 902
                  New York, NY 10010

                  with a copy to:

                  Frederick E. Smithline
                  250 Park Avenue New York, NY 10177

                  If to Escrow Agent:
                  American Stock Transfer and Trust Company
                  40 Wall Street
                  New York, NY 10005

Any such notice or other communication shall be deemed to have been delivered to a party:

                 (a) If sent by Registered or Certified Mail, return receipt requested, on the date specified on the return receipt; or

                 (b) If personally delivered to the party shown above, when received by such party.

Any person to whom copies of notices are to be sent may, at any one or more times, change its address for notice or person to receive notice by giving notice in the manner specified in this paragraph.

SECTION 5. TITLES AND SECTION HEADINGS

Titles of sections and subsections contained in this Escrow are inserted for convenience of reference only, and neither form a part of this Escrow or are to be used in its construction or interpretation.

SECTION 6. COUNTERPARTS

This Escrow may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

SECTION 7. NON-WAIVER

No waiver by either party of any breach of any term or condition of this Escrow shall operate as a waiver of any other breach of such term or condition or of any other term or condition. No failure to enforce such provision shall operate as a waiver of such provision or of any other provision hereof; or constitute or be deemed a waiver or release of any other party for anything arising out of; connected with, or based upon this Escrow.

SECTION 8. BINDING EFFECT

This Escrow shall be binding upon and inure to the benefit of the parties hereto and their respective transferees, successors, and assigns. The parties recognize and acknowledge that the powers and authority granted Escrow Agent herein are each irrevocable and coupled with an interest. Escrow Agent shall have no liability to any Sellers for any mistakes in judgment in the performance of any function hereunder.

SECTION 9. NONLIMITATION OF LIABILITY

Nothing contained herein shall in any way limit Sellers' liabilities or obligations to Buyer in relation to the Agreement. Buyer shall have all other rights and remedies set forth in the Agreement, as well as any other rights at law or equity. All rights shall be considered cumulative and not exclusive.

SECTION 10. GOVERNING LAW

This Escrow shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 11. TIME OF ESSENCE

Time is of the essence of this Escrow.

SECTION 12. ENTIRE AGREEMENT: MODIFICATION

This Escrow supersedes all prior agreements and constitutes the entire agreement with respect to the subject matter hereof. It may not be altered or modified without the written consent of all parties.

In witness whereof, each of the parties hereto has caused this Escrow Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

American Stock Transfer and Trust Company, Escrow Agent


By: /s/Carolyn O'Neal
    ------------------------------
    Carolyn O'Neal, Vice-President


Hungarian Broadcasting Corp.



By: /s/Peter E. Klenner
    --------------------------
    Peter E. Klenner President


Global Television Networks, Inc


By: /s/Offer Assis
    -----------------------
    Offer Assis, President

Sellers


/s/Offer Assis
----------------------
Offer Assis (80 Shares)


/s/Shai Bar-Lavi
--------------------------------------------------------
Gabriela Bar-Lavi (4 Shares), by Shai Bar-Lavi, guardian


/s/Shai Bar-Lavi
--------------------------------------------------------
Michael Bar-Lavi (4 Shares), by Shai Bar-Lavi, guardian


/s/Shai Bar-Lavi
--------------------------------------------------------
Daniel Bar-Lavi  (4 Shares), by Shai Bar-Lavi, guardian


/s/Frederick E. Smithline
----------------------------------
Frederick E. Smithline (6 Shares)


/s/Shlomo Kot
----------------------------------
Shlomo Kot (2 Shares)

                                    Exhibit B

APPV Services LLC
Bare Necessities N.V
CDI Production Corp.
Chatline International N.V.
Global Television Networks
Mersa Holdings B.V.
RPPV Services Ltd.
Sziv TV Rt. (73.9%)

                                    Exhibit C

                               Material Agreements

APPV SERVICES LLC
1. Management agreement between Agent in Hungary and Mersa Holdings B.V.

BARE NECESSITIES N.V. (formerly Brown Dwarf N.V.)
1.   Agreement with XY Video for Holland Territory.
2.   Agreement with XY Video for Austria Territory
3.   Agreement with Telekabel Vienna.
4. Agreement Between Brown Dwarf N.V (Bare Necessities N.V.) and United Phillips Corporation for Holland Territory.
5. Management agreement with CTM (Our Agent in Netherlands Antilles) and Bare Necessities.
6.   Management Agreement Between Offer Assis, Shai Bar Lavi and HTM.

CDI PRODUCTION CORP.
1.   Agreement Between CDI and Packwood Communication Inc.

CHATLINE INTERNATIONAL N.V.
1.   Agreement Between Chatline International N.V. and Beylyn Telecom Ltd.
2.   Agreement Between R.W. Media and Chatline International N.V.
3.   Agreement Between CTM (our agent in the Antilles) and Chatline
     International NV

MERSA HOLDING B.V.
1.   Management Agreement Between Holland Trust ( HTM) and Offer Assis/Shai
     Bar-Lavi
2.   Power of Attorney from Bare Necessities.

RPPV SERVICES LTD.
1.   Agreement Between Halbot Holding and NTV Plus.
2.   Assignment of the agreement from Halbot to RPPV Services LTD.
3.   Confirmation of the assignment by RPPV
4.   Duplicate agreement with NTV Plus.

                                    Exhibit D

                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement"), entered into this 31st day of December, 1997, by and between Hungarian Broadcasting Corporation (hereinafter the "Company"), a Delaware corporation, and Offer Assis (hereinafter "Employee") .
                  WHEREAS, the Company desires to employ Employee as its President and Chief Executive Officer and Employee desires to be employed by the Company from and after the date hereof upon the terms and conditions set forth in this Agreement.
                  NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

                  1. EMPLOYMENT:

                     a) The Company shall employ Employee and Employee accepts employment by the Company and shall render services as its President and Chief Executive Officer, with specific duties, not inconsistent with the offices of President and Chief Executive Officer, as determined by the Company's Board of Directors.
                     b) It is expressly understood that the Company's Board of Directors shall, as soon as practicable after the execution of this Agreement, elect Employee as a member of the Company's Board of Directors.
                     c) Employee shall have final approval of any public or internal notices concerning his employment, election as a director, termination as an employee or withdrawal as a director.
                     d) The parties acknowledge that Employee has other business interests in which Employee's ownership interest exceeds one (1%) percent and that Employee may, not inconsistent with his duties hereunder, devote time and attention to such other business interests in addition to and contemporaneously with the performance of Employee's duties hereunder. Employer shall reasonably accommodate Employee's other business interests with respect to domestic and foreign travel requirements associated with the performance of Employee's duties under this Agreement. Employee shall make himself available while carrying out his duties hereunder at Employee's personal offices in ______________________________ or at Employee's business offices in New York, New York. Employee shall make himself available at the Company's principal place of business when, in Employee's discretion, such presence is essential to carrying out Employee's business obligation to the Company.
                     e) Employee will not directly or indirectly engage in any competitive activity as defined in subparagraph 5(c) hereof during the term of his employment hereunder.

                  2. TERM:

                     a) The term of this Agreement, and the term of Employee's employment hereunder, shall commence on December 31, 1997 (the "Effective Date") and shall end on January 2, 2000. Notwithstanding the foregoing, however, and subject to the terms and conditions set forth elsewhere in this Agreement, the Company may terminate Employee's employment hereunder at any time, with or without cause.
                     b) Employee shall have the right to terminate his employment hereunder for cause upon written notice to the Company referring to this subparagraph 2(b) and describing the condition relied upon by him in invoking the provisions hereof if, without Employee's written consent: (i) the Company fails to pay any salary or other compensation or benefit required to be paid to Employee hereunder when due and for an additional period of fifteen (15) days after demand therefor by Employee; (ii) there occurs any substantial change in the titles, authorities, powers, functions or duties attached to Employee's positions unless the Company, within thirty (30) days after Employee's giving of notice hereunder, takes full and effective action to eliminate the condition cited by Employee in his notice of termination as the reason for his giving of such notice; (iii) there is consummated a merger or consolidation of the Company with any other corporation or corporations in which the Company is not the surviving corporation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets.
                     c) Employee shall have the right to terminate his employment hereunder without cause effective upon any anniversary date of this Agreement upon not less than sixty (60) days written notice prior to such anniversary date.

                  3.  COMPENSATION:
                     a) During the term of his employment hereunder, the Company shall pay Employee a base salary as follows: (i) at the rate of Three Hundred Thousand ($300,000.00) Dollars per year pro rated for the year 1997; and (ii) at the rate of Three Hundred Thousand ($300,000.00) Dollars during the balance of the initial term of this Agreement. Employee's base salary shall be paid in equal, bimonthly installments commencing with the first pay period immediately following the Effective Date, or at such other intervals upon which Employee and the Company shall mutually agree. Employer and Employee may agree at any time to increase Employee's base salary.
                     b) As a signing bonus for entering this agreement, the Company hereby grants Employee certificates in negotiable form representing in the aggregate 2.4 million five-year warrants to purchase shares of HBC common stock at a price of $10.00 per share.

                     c) The parties understand and agree that, in the course of and incident to his employment by the Company, Employee will perform executive services for the Company's majority-owned subsidiary corporations. The Company shall have the right, in its sole discretion, to allocate the financial burden of Employee's salary hereunder among its subsidiary corporations, and any salary received by Employee from any majority-owned subsidiary of the Company shall reduce the amount payable directly by the Company; provided, however, that nothing herein is intended to relieve or shall relieve the Company from its responsibility to pay the full amount of Employee's salary to the extent not already paid by a subsidiary of the Company.

                  4. OTHER BENEFITS:

                     a) The Company shall reimburse Employee for ordinary and reasonable business expenses incurred by him in the performance of services pursuant to this Agreement. In addition, the Company shall provide Employee with a Company-owned or leased luxury automobile appropriate to his position for his use, and shall provide for (or reimburse for, at Employee's option) operating expenses with respect to such vehicle, including (without limitation) gasoline, oil, insurance, general maintenance, tires, batteries and repairs.
                     b) During the term of his employment and during any restricted period during which he is entitled to receive payments pursuant to subparagraph 5(c) below, Employee shall be entitled to participate in any life, medical, health, disability and accident or other hospitalization or insurance plan established by the Company for its employees, on a basis equivalent to a full-time employee.
                     c) Employee shall have the option of participating in any bonus compensation plan or other prerequisites that may be established from time to time appropriate to his position, on a basis equivalent to a full-time employee.

                     d) The Company shall provide Employee with clerical and secretarial services at the Company's expense, at such times and places as are designated by Employee.
                     e) During each full year of the term of his Employment, Employee shall be entitled to four (4) weeks paid vacation time which shall be cumulative from year to year.
                     f) If Employee is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he was a director or officer, of the Company or any subsidiary, or was acting on behalf of or is or was serving at the request of the Company or any subsidiary as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, the Company shall indemnify Employee against all expenses, liability and loss actually and reasonably incurred or suffered by him in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company, to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended. Upon Employee's request, the Company shall pay expenses reasonably incurred by Employee in defending a Proceeding as they are incurred, in advance of the final disposition of such Proceeding; provided, however, as a condition to his right to receive such advances, Employee shall agree to reimburse to the Company the amounts so advanced if and to the extent that a court of competent jurisdiction shall determine that, because of his actions related to the claim upon which such Proceedings were based, indemnification of Employee from liability for such claim or expenses incurred in connection with the defense of such claim was not allowed under applicable laws. The Company's obligations under this paragraph 4(f) shall continue in respect to any act or omission by Employee when done on behalf of or at the request of the Company, even if a Proceeding is commenced after termination of Employee's obligations under this Agreement, and even if such Proceeding is frivolous, fraudulent or commenced in bad faith.

                     g) During the term of this Agreement or any extension of this Agreement, and for any acts or omissions arising from the performance of Employee's obligations under this Agreement, the Company shall maintain Directors' and Officers' liability insurance reasonably acceptable in form and content to Employee, with a minimum limit of Three Million ($3,000,000.00) Dollars, which shall inure to the benefit of Employee. The Company shall cause such insurance to be in force within thirty (30) days of the execution of this Agreement.

                  5) COMPENSATION UPON TERMINATION: If Employee's employment is terminated at any time during the term of this Agreement, the following provisions shall apply:

                     a) If Employee's employment is terminated for any reason whatsoever, except for (i) termination by the Company with cause, as defined in subparagraph 5(d) below, or (ii) by Employee without cause pursuant to subparagraph 2(c) above, then, in such event, the Company shall pay Employee, at the time of such termination, an amount equal to three years' base salary and shall receive all shares of Company Common Stock then held in escrow and all shares held in the Company's management compensation plan for the account of Employee, notwithstanding that the conditions for the release of such shares shall not have otherwise been met. Such payment shall be made in lieu of any other severance or post-employment benefits except as otherwise expressly provided for in this Agreement. Employee also shall have the option to continued use of the automobile as described in paragraph 4(a) herein for the full term of this Agreement and any agreed-upon extended term, even if Employee's employment is terminated as described in this paragraph 5(a), and shall be entitled to the benefits of subparagraphs 4(b) through 4(d) and 4(f), 4(g) and 5(b) herein.

                     b) If Employee's employment is terminated by his death, the payments to Employee provided for in subparagraph (a) above shall be made to his estate or to a beneficiary designated by him by notice to the Company, and shall not be reduced by life insurance proceeds, if any, paid to beneficiaries designated by Employee under any life insurance policy owned by the Company.
                     c) If Employee voluntarily terminates his employment with the Company without cause, the Company, at its election, by notice to Employee given not later than ten (10) days after such termination, shall have the right to require for one (1) year from the date of termination (the "restricted period") that Employee not directly or indirectly engage in any competitive activity, as defined below, and, if the Company so elects, Employee agrees not to engage in any competitive activity, provided, however, that (i) the Company provides Employee with all pay, benefits, bonuses, options and perquisites described in paragraph 3 herein ("Compensation"); (ii) such Compensation shall not be provided when such Compensation would otherwise be due, but rather shall be accelerated and provided to Employee within ten (10) days of Employee's termination and shall include Two Hundred (200%) Percent of all cash compensation which otherwise would be provided under paragraph 3(a) of the Agreement for the year following the year in which Employee's termination occurs, and (iii) the Company honors and timely performs its obligations to Employee under subparagraphs 4(a) through 4(d) and 4(f), 4(g), 5(a) and 5(b) herein. Any failure by the Company to provide the compensation accelerated as required hereunder, or to honor and timely perform its obligations to Employee under subparagraphs 4(a) through 4(d) and 4(f), 4(g), 5(a) and 5(b) above, and shall constitute a full and irrevocable waiver of the Company's rights under this subparagraph 5(c).
                     d) For the purposes of subparagraph 5(a) above, "cause" for termination of Employee's employment shall exist only in the event of Employee's gross negligence or intentional malfeasance in the performance of his duties as an officer of the Company and/or its subsidiaries which results in or creates a substantial risk of serious financial injury to the Company.
                     e) For purposes of subparagraph 5(c) above, the term "competitive activity" shall mean directly or indirectly, acting alone or in conjunction with others: (i) engaging as a director, officer, employee, partner, shareholder, or any other capacity, in any business related, indirectly or directly, to the distribution in Europe by broadcast television, satellite or cable television of adult entertainment videos or telephone call-in services;
(ii) requesting any customers of any business then being conducted by Company to curtail or cancel their business with the Company; (iii) disclosing to any person, firm or corporation any trade, technical or technological secrets, any details or organization or business affairs, any names of past or present customers of Company or any other information relating to the business of Company; (iv) soliciting, canvassing or accepting any business or transaction for any other person, firm or corporation or business similar to any business of Company; (v) inducing, or attempting to influence, any employee of Company to terminate employment with Company or to enter into any employment or other business relationship with any other person (including Employee), firm or corporation; (vi) acting in any manner which he shall have reason to believe is contrary to the best interests of Company; provided, however, that nothing in this paragraph 5(e) shall be deemed by the Company to prevent or restrict Employee from fully performing all obligations to which he is bound (by contract or otherwise) at the time of the execution of this Agreement, including (without limitation) participation on boards of directors, performance of covenants of restriction, or obligation to report business activities.

                  6. OWNERSHIP OF DOCUMENTS/PROPRIETARY PROPERTY:

                     a) All books, tapes, records, documents, programs, customer lists, supplier lists or any other confidential information of the Company, regardless of whether developed, compiled or made by Employee, made available to Employee or used by Employee during the term of this Agreement are and shall remain the property of the Company and shall be delivered to the Company by Employee at the end of the term hereof.
                     b) Employee shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all articles, inventions, improvements, discoveries, copyrights, information, ideas and suggestions (whether patentable or not) (collectively, "Proprietary Property")
(i) which he may develop, acquire, conceive or reduce to practice while Employee is carrying out the duties of this Agreement and which relate to the business, products or services of the Company, including the design and/or development of internet access software programs and codes, and/or (ii) which result directly or indirectly, in whole or in part, from use of the time, facilities, materials or information of the Company; in each case together with all patent applications, copyrights and reissues thereof that may at any time be granted for or upon any such Proprietary Property. Employee understands and agrees that the Company is and shall be the sole owner of any and all property rights in any Proprietary Property.
                     c) Employee agrees to execute such further assignments as necessary to the Company or to its nominees, successors, or assigns of all of his right, title and interest in and to any and all such Proprietary Property and in and to any and all copyrights and patent applications therefor, and in and to all copyrights and patents that may be granted therefor throughout the world. Employee also agrees, during and subsequent to his employment with the Company, to render to the Company at its expense all such assistance as the Company may require in order to fully carry out the intent of this Agreement.

                     d) Employee shall keep and maintain adequate and current written records of all such Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be made available to, and remain the property of, the Company at all times.
                     e) Employee represents, warrants and agrees that as of the date of this Agreement, he has not developed, conceived or reduced to practice any Proprietary Property other than those for which a copyright registration or patent application have been previously filed or which are listed in Exhibit "B" attached hereto.
                     f) Except as expressly set forth herein, no severance or similar compensation shall be payable to Employee upon the termination of his employment.

                  7.  ADDITIONAL OBLIGATIONS OF THE COMPANY UPON TERMINATION:

                     Upon the termination of Employee's employment for any reason or cause other than termination by the Company with cause, or termination by Employee without cause, options to purchase common stock of the Company owned by Employee shall be convertible into common stock of the Company by Employee, at his election, upon notice to the Company making specific reference to this
Section 7. Any such conversion shall be effective upon the giving of such notice by Employee. The numbers of shares into which such options shall be converted shall equal the number of options to be converted multiplied by a fraction, the numerator of which is the difference between the market price of the common stock (determined in accordance with Section 3(c) above) on the date of conversion minus the exercise price of the options, and the denominator of which shall equal the market price of the Company's common stock on such date.

                  8. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that: (i) the Company may assign or transfer this Agreement to a successor organization in the event of merger, consolidation, or transfer of sale of all or substantially all of the assets of the Company, in which case the term Company shall mean such successor, provided that in the case of any such assignment or transfer, the obligations of this Agreement are assumed by such successor or are binding upon and inure to the benefit of such successor as a matter of law; and (ii) in the event of Employee's death, the term "Employee" shall include his heirs, executors and administrators.

                  9. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a certified post-paid envelope, addressed to the respective parties stated below, or to such changed address as such party may fix by notice as aforesaid:

To the Company:                Attn: Chairman
                               445 Park Avenue
                               New York, New York 10022

To Employee:                   ---------------------------
                               ---------------------------
                               ---------------------------

                10.  RESOLUTION OF DISPUTES:
                     a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including without limitation a claim for declaratory relief or relief which is equitable in nature, shall be settled by arbitration in the State of New York, by an arbitrator selected by Employee and the Company. If the Company and Employee cannot agree on the appointment of an arbitrator within ten (10) days after a request for arbitration, then such arbitration shall be conducted by a panel of three arbitrators selected in accordance with procedures established and implemented by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph 10. Except as otherwise provided herein, all costs of the arbitrator shall be borne by the Company. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Any award of the arbitrator may include interest at a rate or rates considered just under the circumstances by the arbitrator, but shall not include any award of punitive damages.

                     b) Employee shall be entitled to recover from the Company reasonable attorney's fees and costs and other expenses incurred by him in connection with any arbitration hereunder. Subject to the limitations of subparagraph 10(c) below, payment of such fees and expenses shall be made by the Company as they are incurred by Employee. If, however, the arbitrators should later determine that, under the circumstances, it was unjust for the Company to have made any of these payment of attorney's fees and costs and expenses to Employee, the arbitrators may require Employee to repay any such payments in accordance with such terms and conditions as the arbitrators shall direct.
                     c) Notwithstanding anything to the contrary in subparagraph 10(b) above, the amount which the Company shall be required to advance to Employee or which Employee shall be entitled to recover from the Company on account of attorney's fees, costs and expenses incurred by him in any arbitration hereunder shall be limited to the amount incurred by the Company on account of its own attorney's fees, costs and expenses, as and when such fees, costs and expenses are incurred by the Company, unless the arbitrators) shall determine that, under the circumstances, it is unjust to so limit the Company's advances and reimbursements to Employee.
                     d) Employee recognizes that immediate and irreparable damage will result to Company if Employee breaches any of the terms and conditions of Sections 5(e) (if applicable) or 6 hereof. Therefore, notwithstanding any other term of this Agreement, Employee and Company agree that any claim for injunctive relief (including preliminary injunctive relief) based upon an alleged violation of such Sections may be brought in the courts of the State of New York (including the United States District Court for the Southern District of New York) and Employee consents to the jurisdiction of such courts.

                11.  MISCELLANEOUS:

                     a) At any time, and from time to time, after the signing of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.
                     b) This Agreement shall be governed, construed and enforced in accordance with the substantive laws of the State of New York, notwithstanding any conflicts-of-law doctrines or laws of any jurisdiction to the contrary.
                     c) This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their heirs, personal representatives, successors and assigns.
                     d) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     e) This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.
                     f) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
                     g) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Without limiting the foregoing, it is specifically agreed with regard to each of the covenants in this Agreement set forth in paragraphs 5 and 6 that they are severable and if any of them are held invalid or unenforceable by reason of length of time, area covered or actively covered, or any combination thereof, or for any other reason, and such covenant shall be adjusted or reduced to the extent necessary to cure any invalidity and to protect the interest of the Company to the fullest extent of the law.
                     h) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or impled, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of unmodified or the terms hereof. This Agreement may not be amended other than by an agreement in writing.

                     IN WITNESS WHEREOF, Employee has signed his name and the Company, by the signatures of its duly authorized officers, has executed this Agreement as of the date and year mentioned at the top of page one.

                                    COMPANY:


                                   Hungarian Broadcasting Corporation

(CORPORATE SEAL)

                                   BY:_____________________________________
                                       Peter Klenner, Chairman and C.E.O.


                                ATTEST:________________________________
                                            SECRETARY

EMPLOYEE:___________________________________
         Offer Assis

WITNESS:___________________________

                                    EXHIBIT F


                              EMPLOYMENT AGREEMENT

                  This Employment Agreement ("Agreement"), entered into this 31st day of December, 1997, by and between Hungarian Broadcasting Corporation (hereinafter the "Company"), a Delaware corporation, and Shai Bar-Lavi (hereinafter "Employee") .
                  WHEREAS, the Company desires to employ Employee as its Chief Operating Officer, and Employee desires to be employed by the Company from and after the date hereof upon the terms and conditions set forth in this Agreement.
                  NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:
                  1. EMPLOYMENT:

                     a) The Company shall employ Employee and Employee accepts employment by the Company and shall render services as its Chief Operating Officer, with specific duties, not inconsistent with the offices of Chief Operating Officer, as determined by the Company's Board of Directors.
                     b) It is expressly understood that the Company's Board of Directors shall, as soon as practicable after the execution of this Agreement, elect Employee as a member of the Company's Board of Directors.
                     c) Employee shall have final approval of any public or internal notices concerning his employment, election as a director, termination as an employee or withdrawal as a director.
                     d) The parties acknowledge that Employee has other business interests in which Employee's ownership interest exceeds one (1%) percent and that Employee may, not inconsistent with his duties hereunder, devote time and attention to such other business interests in addition to and contemporaneously with the performance of Employee's duties hereunder. Employer shall reasonably accommodate Employee's other business interests with respect to domestic and foreign travel requirements associated with the performance of Employee's duties under this Agreement. Employee shall make himself available while carrying out his duties hereunder at Employee's personal offices in ______________________________ or at Employee's business offices in New York, New York. Employee shall make himself available at the Company's principal place of business when, in Employee's discretion, such presence is essential to carrying out Employee's business obligation to the Company.
                     e) Employee will not directly or indirectly engage in any competitive activity as defined in subparagraph 5(c) hereof during the term of his employment hereunder.

                  2. TERM:

                     a) The term of this Agreement, and the term of Employee's employment hereunder, shall commence on December 31, 1997 (the "Effective Date") and shall end on January 2, 2000. Notwithstanding the foregoing, however, and subject to the terms and conditions set forth elsewhere in this Agreement, the Company may terminate Employee's employment hereunder at any time, with or without cause.
                     b) Employee shall have the right to terminate his employment hereunder for cause upon written notice to the Company referring to this subparagraph 2(b) and describing the condition relied upon by him in invoking the provisions hereof if, without Employee's written consent: (i) the Company fails to pay any salary or other compensation or benefit required to be paid to Employee hereunder when due and for an additional period of fifteen (15) days after demand therefor by Employee; (ii) there occurs any substantial change in the titles, authorities, powers, functions or duties attached to Employee's positions unless the Company, within thirty (30) days after Employee's giving of notice hereunder, takes full and effective action to eliminate the condition cited by Employee in his notice of termination as the reason for his giving of such notice; (iii) there is consummated a merger or consolidation of the Company with any other corporation or corporations in which the Company is not the surviving corporation; or (iv) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition of all or substantially all of the Company's assets.
                     c) Employee shall have the right to terminate his employment hereunder without cause effective upon any anniversary date of this Agreement upon not less than sixty (60) days written notice prior to such anniversary date.

                  3.  COMPENSATION:
                     a) During the term of his employment hereunder, the Company shall pay Employee a base salary as follows: (i) at the rate of Three Hundred Thousand ($300,000.00) Dollars per year pro rated for the year 1997; and (ii) at the rate of Three Hundred Thousand ($300,000.00) Dollars during the balance of the initial term of this Agreement. Employee's base salary shall be paid in equal, bimonthly installments commencing with the first pay period immediately following the Effective Date, or at such other intervals upon which Employee and the Company shall mutually agree. Employer and Employee may agree at any time to increase Employee's base salary.

                     b) As a signing bonus for entering this agreement, the Company hereby grants Employee the right to purchase for $0.10 per warrant certificates in negotiable form representing in the aggregate 360,000 five-year warrants to purchase shares of HBC common stock at a price of $10.00 per share.

                     c) The parties understand and agree that, in the course of and incident to his employment by the Company, Employee will perform executive services for the Company's majority-owned subsidiary corporations. The Company shall have the right, in its sole discretion, to allocate the financial burden of Employee's salary hereunder among its subsidiary corporations, and any salary received by Employee from any majority-owned subsidiary of the Company shall reduce the amount payable directly by the Company; provided, however, that nothing herein is intended to relieve or shall relieve the Company from its responsibility to pay the full amount of Employee's salary to the extent not already paid by a subsidiary of the Company.

                  4. OTHER BENEFITS:

                     a) The Company shall reimburse Employee for ordinary and reasonable business expenses incurred by him in the performance of services pursuant to this Agreement. In addition, the Company shall provide Employee with a Company-owned or leased luxury automobile appropriate to his position for his use, and shall provide for (or reimburse for, at Employee's option) operating expenses with respect to such vehicle, including (without limitation) gasoline, oil, insurance, general maintenance, tires, batteries and repairs.
                     b) During the term of his employment and during any restricted period during which he is entitled to receive payments pursuant to subparagraph 5(c) below, Employee shall be entitled to participate in any life, medical, health, disability and accident or other hospitalization or insurance plan established by the Company for its employees, on a basis equivalent to a full-time employee.
                     c) Employee shall have the option of participating in any bonus compensation plan or other prerequisites that may be established from time to time appropriate to his position, on a basis equivalent to a full-time employee.

                     d) The Company shall provide Employee with clerical and secretarial services at the Company's expense, at such times and places as are designated by Employee.
                     e) During each full year of the term of his Employment, Employee shall be entitled to four (4) weeks paid vacation time which shall be cumulative from year to year.
                     f) If Employee is made a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a "Proceeding"), by reason of the fact that he was a director or officer, of the Company or any subsidiary, or was acting on behalf of or is or was serving at the request of the Company or any subsidiary as a director, officer, partner, employee or agent of another corporation, partnership, joint venture or other enterprise or entity, the Company shall indemnify Employee against all expenses, liability and loss actually and reasonably incurred or suffered by him in connection with such Proceeding, whether or not the indemnified liability arises or arose from any Proceeding by or in the right of the Company, to the extent that such indemnification is not prohibited by law as it presently exists or may hereafter be amended. Upon Employee's request, the Company shall pay expenses reasonably incurred by Employee in defending a Proceeding as they are incurred, in advance of the final disposition of such Proceeding; provided, however, as a condition to his right to receive such advances, Employee shall agree to reimburse to the Company the amounts so advanced if and to the extent that a court of competent jurisdiction shall determine that, because of his actions related to the claim upon which such Proceedings were based, indemnification of Employee from liability for such claim or expenses incurred in connection with the defense of such claim was not allowed under applicable laws. The Company's obligations under this paragraph 4(f) shall continue in respect to any act or omission by Employee when done on behalf of or at the request of the Company, even if a Proceeding is commenced after termination of Employee's obligations under this Agreement, and even if such Proceeding is frivolous, fraudulent or commenced in bad faith.

                     g) During the term of this Agreement or any extension of this Agreement, and for any acts or omissions arising from the performance of Employee's obligations under this Agreement, the Company shall maintain Directors' and Officers' liability insurance reasonably acceptable in form and content to Employee, with a minimum limit of Three Million ($3,000,000.00) Dollars, which shall inure to the benefit of Employee. The Company shall cause such insurance to be in force within thirty (30) days of the execution of this Agreement.

                  5) COMPENSATION UPON TERMINATION: If Employee's employment is terminated at any time during the term of this Agreement, the following provisions shall apply:

                     a) If Employee's employment is terminated for any reason whatsoever, except for (i) termination by the Company with cause, as defined in subparagraph 5(d) below, or (ii) by Employee without cause pursuant to subparagraph 2(c) above, then, in such event, the Company shall pay Employee, at the time of such termination, an amount equal to three years' base salary and shall receive all shares of Company Common Stock then held in escrow and all shares held in the Company's management compensation plan for the account of Employee, notwithstanding that the conditions for the release of such shares shall not have otherwise been met. Such payment shall be made in lieu of any other severance or post-employment benefits except as otherwise expressly provided for in this Agreement. Employee also shall have the option to continued use of the automobile as described in paragraph 4(a) herein for the full term of this Agreement and any agreed-upon extended term, even if Employee's employment is terminated as described in this paragraph 5(a), and shall be entitled to the benefits of subparagraphs 4(b) through 4(d) and 4(f), 4(g) and 5(b) herein.

                     b) If Employee's employment is terminated by his death, the payments to Employee provided for in subparagraph (a) above shall be made to his estate or to a beneficiary designated by him by notice to the Company, and shall not be reduced by life insurance proceeds, if any, paid to beneficiaries designated by Employee under any life insurance policy owned by the Company.
                     c) If Employee voluntarily terminates his employment with the Company without cause, the Company, at its election, by notice to Employee given not later than ten (10) days after such termination, shall have the right to require for one (1) year from the date of termination (the "restricted period") that Employee not directly or indirectly engage in any competitive activity, as defined below, and, if the Company so elects, Employee agrees not to engage in any competitive activity, provided, however, that (i) the Company provides Employee with all pay, benefits, bonuses, options and perquisites described in paragraph 3 herein ("Compensation"); (ii) such Compensation shall not be provided when such Compensation would otherwise be due, but rather shall be accelerated and provided to Employee within ten (10) days of Employee's termination and shall include Two Hundred (200%) Percent of all cash compensation which otherwise would be provided under paragraph 3(a) of the Agreement for the year following the year in which Employee's termination occurs, and (iii) the Company honors and timely performs its obligations to Employee under subparagraphs 4(a) through 4(d) and 4(f), 4(g), 5(a) and 5(b) herein. Any failure by the Company to provide the compensation accelerated as required hereunder, or to honor and timely perform its obligations to Employee under subparagraphs 4(a) through 4(d) and 4(f), 4(g), 5(a) and 5(b) above, and shall constitute a full and irrevocable waiver of the Company's rights under this subparagraph 5(c).
                     d) For the purposes of subparagraph 5(a) above, "cause" for termination of Employee's employment shall exist only in the event of Employee's gross negligence or intentional malfeasance in the performance of his duties as an officer of the Company and/or its subsidiaries which results in or creates a substantial risk of serious financial injury to the Company.
                     e) For purposes of subparagraph 5(c) above, the term "competitive activity" shall mean directly or indirectly, acting alone or in conjunction with others: (i) engaging as a director, officer, employee, partner, shareholder, or any other capacity, in any business related, indirectly or directly, to the distribution in Europe by broadcast television, satellite or cable television of adult entertainment videos or telephone call-in services;
(ii) requesting any customers of any business then being conducted by Company to curtail or cancel their business with the Company; (iii) disclosing to any person, firm or corporation any trade, technical or technological secrets, any details or organization or business affairs, any names of past or present customers of Company or any other information relating to the business of Company; (iv) soliciting, canvassing or accepting any business or transaction for any other person, firm or corporation or business similar to any business of Company; (v) inducing, or attempting to influence, any employee of Company to terminate employment with Company or to enter into any employment or other business relationship with any other person (including Employee), firm or corporation; (vi) acting in any manner which he shall have reason to believe is contrary to the best interests of Company; provided, however, that nothing in this paragraph 5(e) shall be deemed by the Company to prevent or restrict Employee from fully performing all obligations to which he is bound (by contract or otherwise) at the time of the execution of this Agreement, including (without limitation) participation on boards of directors, performance of covenants of restriction, or obligation to report business activities.

                  6. OWNERSHIP OF DOCUMENTS/PROPRIETARY PROPERTY:

                     a) All books, tapes, records, documents, programs, customer lists, supplier lists or any other confidential information of the Company, regardless of whether developed, compiled or made by Employee, made available to Employee or used by Employee during the term of this Agreement are and shall remain the property of the Company and shall be delivered to the Company by Employee at the end of the term hereof.
                     b) Employee shall promptly disclose, grant and assign ownership to the Company for its sole use and benefit any and all articles, inventions, improvements, discoveries, copyrights, information, ideas and suggestions (whether patentable or not) (collectively, "Proprietary Property")
(i) which he may develop, acquire, conceive or reduce to practice while Employee is carrying out the duties of this Agreement and which relate to the business, products or services of the Company, including the design and/or development of internet access software programs and codes, and/or (ii) which result directly or indirectly, in whole or in part, from use of the time, facilities, materials or information of the Company; in each case together with all patent applications, copyrights and reissues thereof that may at any time be granted for or upon any such Proprietary Property. Employee understands and agrees that the Company is and shall be the sole owner of any and all property rights in any Proprietary Property.
                     c) Employee agrees to execute such further assignments as necessary to the Company or to its nominees, successors, or assigns of all of his right, title and interest in and to any and all such Proprietary Property and in and to any and all copyrights and patent applications therefor, and in and to all copyrights and patents that may be granted therefor throughout the world. Employee also agrees, during and subsequent to his employment with the Company, to render to the Company at its expense all such assistance as the Company may require in order to fully carry out the intent of this Agreement.

                     d) Employee shall keep and maintain adequate and current written records of all such Inventions in the form of notes, sketches, drawings, or reports relating thereto, which records shall be made available to, and remain the property of, the Company at all times.
                     e) Employee represents, warrants and agrees that as of the date of this Agreement, he has not developed, conceived or reduced to practice any Proprietary Property other than those for which a copyright registration or patent application have been previously filed or which are listed in Exhibit "B" attached hereto.

                  7.  ADDITIONAL OBLIGATIONS OF THE COMPANY UPON TERMINATION:

                     Except as expressly set forth herein, no severance or similar compensation shall be payable to Employee upon the termination of his employment or termination by Employee without cause, options to purchase common stock of the Company owned by Employee shall be convertible into common stock of the Company by Employee, at his election, upon notice to the Company making specific reference to this Section 7. Any such conversion shall be effective upon the giving of such notice by Employee. The numbers of shares into which such options shall be converted shall equal the number of options to be converted multiplied by a fraction, the numerator of which is the difference between the market price of the common stock (determined in accordance with Section 3(c) above) on the date of conversion minus the exercise price of the options, and the denominator of which shall equal the market price of the Company's common stock on such date.

                  8. ASSIGNMENT: This Agreement is personal in its nature and neither of the parties hereto shall, without the consent of the other, assign or transfer this Agreement or any rights or obligations hereunder, except that: (i) the Company may assign or transfer this Agreement to a successor organization in the event of merger, consolidation, or transfer of sale of all or substantially all of the assets of the Company, in which case the term Company shall mean such successor, provided that in the case of any such assignment or transfer, the obligations of this Agreement are assumed by such successor or are binding upon and inure to the benefit of such successor as a matter of law; and (ii) in the event of Employee's death, the term "Employee" shall include his heirs, executors and administrators.

                  9. NOTICES: All notices hereunder shall be in writing and shall be deemed to have been given at the time when mailed in any general or branch United States Post Office enclosed in a certified post-paid envelope, addressed to the respective parties stated below, or to such changed address as such party may fix by notice as aforesaid:

To the Company:                Attn: Chairman
                               445 Park Avenue
                               New York, New York 10022

To Employee:                   ---------------------------
                               ---------------------------
                               ---------------------------

                10.  RESOLUTION OF DISPUTES:
                     a) Any controversy or claim arising out of or relating to this Agreement or the breach thereof, including without limitation a claim for declaratory relief or relief which is equitable in nature, shall be settled by arbitration in the State of New York, by an arbitrator selected by Employee and the Company. If the Company and Employee cannot agree on the appointment of an arbitrator within ten (10) days after a request for arbitration, then such arbitration shall be conducted by a panel of three arbitrators selected in accordance with procedures established and implemented by the American Arbitration Association. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association, except as otherwise provided in this paragraph 10. Except as otherwise provided herein, all costs of the arbitrator shall be borne by the Company. Judgment upon any award rendered by the arbitrator may be entered in any court having jurisdiction over the parties. Any award of the arbitrator may include interest at a rate or rates considered just under the circumstances by the arbitrator, but shall not include any award of punitive damages.

                     b) Employee shall be entitled to recover from the Company reasonable attorney's fees and costs and other expenses incurred by him in connection with any arbitration hereunder. Subject to the limitations of subparagraph 10(c) below, payment of such fees and expenses shall be made by the Company as they are incurred by Employee. If, however, the arbitrators should later determine that, under the circumstances, it was unjust for the Company to have made any of these payment of attorney's fees and costs and expenses to Employee, the arbitrators may require Employee to repay any such payments in accordance with such terms and conditions as the arbitrators shall direct.
                     c) Notwithstanding anything to the contrary in subparagraph 10(b) above, the amount which the Company shall be required to advance to Employee or which Employee shall be entitled to recover from the Company on account of attorney's fees, costs and expenses incurred by him in any arbitration hereunder shall be limited to the amount incurred by the Company on account of its own attorney's fees, costs and expenses, as and when such fees, costs and expenses are incurred by the Company, unless the arbitrators) shall determine that, under the circumstances, it is unjust to so limit the Company's advances and reimbursements to Employee.
                     d) Employee recognizes that immediate and irreparable damage will result to Company if Employee breaches any of the terms and conditions of Sections 5(e) (if applicable) or 6 hereof. Therefore, notwithstanding any other term of this Agreement, Employee and Company agree that any claim for injunctive relief (including preliminary injunctive relief) based upon an alleged violation of such Sections may be brought in the courts of the State of New York (including the United States District Court for the Southern District of New York) and Employee consents to the jurisdiction of such courts.

                11.  MISCELLANEOUS:
                     a) At any time, and from time to time, after the signing of this Agreement, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Agreement.
                     b) This Agreement shall be governed, construed and enforced in accordance with the substantive laws of the State of New York, notwithstanding any conflicts-of-law doctrines or laws of any jurisdiction to the contrary.
                     c) This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their heirs, personal representatives, successors and assigns.
                     d) This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                     e) This Agreement shall not be interpreted in favor of or against either party on account of such party having drafted this Agreement.
                     f) Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
                     g) The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part. Without limiting the foregoing, it is specifically agreed with regard to each of the covenants in this Agreement set forth in paragraphs 5 and 6 that they are severable and if any of them are held invalid or unenforceable by reason of length of time, area covered or actively covered, or any combination thereof, or for any other reason, and such covenant shall be adjusted or reduced to the extent necessary to cure any invalidity and to protect the interest of the Company to the fullest extent of the law.
                     h) This Agreement contains the entire understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, express or impled, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of unmodified or the terms hereof. This Agreement may not be amended other than by an agreement in writing.

                     IN WITNESS WHEREOF, Employee has signed his name and the Company, by the signatures of its duly authorized officers, has executed this Agreement as of the date and year mentioned at the top of page one.

                                    COMPANY:


                                   Hungarian Broadcasting Corporation

(CORPORATE SEAL)

                                   BY:_____________________________________
                                       Peter Klenner, Chairman and C.E.O.


                                ATTEST:________________________________
                                            SECRETARY

EMPLOYEE:___________________________________
         Shai Bar-Lavi

WITNESS:___________________________

                                    Exhibit F


                          REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "Agreement'), dated as of December 31, 1997 by and among Hungarian Broadcasting Corporation, a Delaware corporation, with headquarters located at 445 Park Avenue, New York, New York 10022 (the "Company"), and Offer Assis and Shai Bar-Lavi as guardian for three minor children (each a "Stockholder" and, collectively, the "Stockholders").

         WHEREAS:

         A. In connection with the Acquisition Agreement of even date herewith by and between the Company, Global Television Networks, Inc. ("Global") and the Stockholders (the "Acquisition Agreement"), the Company has agreed, upon the terms and subject to the conditions contained therein, to issue and sell to the Stockholders 3,075,000 shares (the "Shares") of the Company's common stock (the "Common Stock") in exchange for 82 shares of Common Stock of Global owned by the Stockholders, upon the terms and subject to the limitations and conditions set forth in the Acquisition Agreement; and

         B. To induce the Stockholders to execute and deliver the Acquisition Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933 as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the "1933 Act"), and applicable state securities laws;

         NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Stockholders hereby agree as follows:

         1. DEFINITIONS.

            (a) As used in the Agreement, the following terms shall have the following meanings:

            (i) "register," "registered," and "registration" refer to a registration effected by preparing and filing a Registration Statement or Statements in compliance with the 1933 Act and pursuant to Rule 415 under the 1933 Act or any successor rule providing for offering securities on a continuous basis ("Rule 415"), and the declaration or ordering of effectiveness of such Registration Statement by the United States Securities and Exchange Commission (the "SEC").

            (ii) "Registrable Securities" means the Shares issued or issuable and any shares of capital stock issued or issuable as a dividend on or in exchange for or otherwise with respect to any of the foregoing.

            (iii) "Registration Statement" means a registration statement of the Cr the 1933 Act.

            (b) Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Acquisition Agreement.

         2. REGISTRATION.

            (a) Demand Registration. If a Stockholder or Stockholders holding a majority of the Registrable Securities shall give written notice to the Company at any time within the period (the "Demand Registration Period") commencing 24 months after the Closing Date and terminating at the expiration of the earliest to occur of (a) the sale of all of the Registrable Securities pursuant to a Registration Statement(s) filed in connection with the registration rights set forth in this Agreement, or (b) the date on which the Registrable Securities (in the opinion of counsel to the Stockholders) may be immediately sold without registration; that either or both of the Stockholders desire to register an amount of the Registrable Securities, then, within 90 days of such notice, the Company shall file with the SEC a Registration Statement on Form S-3 (or, if Form S-3 is not then available, on such form of Registration Statement as is then available to effect a registration of the Registrable Securities, subject to the consent of the Stockholders (as determined pursuant,to Section 10 hereof), which consent will not be unreasonably withheld) covering the resale of the Registrable Securities. The Company shall not be required to file more than two Registration Statements pursuant to this Section 2(a).

            (b) Liquidated Damages. The Company shall use its best efforts to obtain effectiveness of a Registration Statement requested pursuant to Section 2(a) as soon as practicable. If (i) the Registration Statement(s) covering the Registrable Securities required to be filed by the Company pursuant to Section 2(a) hereof is not declared effective by the SEC within 120 days following the date which either or both of the Stockholders delivered their written notice (described in Section 2(a)) to the Company (other than by reason of any act or failure to act in a timely manner by the Stockholders or Stockholders' counsel), or if, after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant to the Registration Statement (by reason of stop order, or the Company's failure to update the Registration Statement), or (ii) the Common Stock is not listed or included for quotation on the NASDAQ National Market System (the "NASDAQ-NMS"), NASDAQ SmallCap, the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), then the Company will make payments to the appropriate Stockholders in such amounts and at such times as shall be determined pursuant to this Section 2(b) as partial relief for the damages to such Stockholders by reason of any such delay in or reduction of their ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity). The Company shall pay to each Stockholder holding such Registrable Securities an amount equal to the aggregate "Purchase Price" (as defined below) of the Registrable

Securities requested to be registered (the "Aggregate Share Price") multiplied by two hundredths (.02) times the sum of. (i) the number of months (prorated for partial months) after the end of such 120-day period and prior to the date the Registration Statement is declared effective by the SEC, provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by either of the Stockholders in the Registration Statement with respect to information relating to the Stockholders, including, without limitation, changes to the plan of distribution, or to the failure of either of the Stockholders to conduct their review of the registration statement pursuant to Section 2(a) above in a reasonably prompt manner; (ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective; and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the NASDAQ-NMS, NASDAQ SmallCap, NYSE or AMEX after the Registration Statement has been declared effective. Such amounts shall be paid to each Stockholder in cash. Payments of cash pursuant hereto shall be made within ten (10) days after the end of each period that gives rise to such obligation, provided that, if any such period extends for more than thirty (30) days, interim payments shall be made for each such thirty (30) day period. The term "Purchase Price" means the amount equal to the average closing bid price of a share of the Company's Common Stock on the Closing Date, as reported by The Wall Street Journal, multiplied by the number of Registrable Securities of held by the Stockholder included in the Registration Statement.

            (c) Piggy-Back Registrations. If at any time from the date of this Agreement until the expiration of the Demand Registration Period the Company shall file with the SEC a Registration Statement relating to (i) a firm underwritten offering for its own account or the account of others under the 1933 Act of any of its equity securities or (ii) any other offering for its own account or the account of others under the 1933 Act of any of its equity securities (other than on Form S-4 or Form S-8 or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans) at a time when the Registration Statement contemplated by Section 1(a) hereof is not effective, the Company shall send to each of the Stockholders written notice of such determination and, if within fifteen (15) days after the effective date of such notice, Stockholders of the majority of the Registrable Securities shall so request in writing, the Company shall include in such Registration Statement all or any part of the Registrable Securities either of the Stockholders requests to be registered, except that if, in connection with any underwritten public offering for the account of the Company the managing underwriter(s) thereof shall impose a limitation on the number of shares of Common Stock which may be included in the Registration Statement because, in such underwriter(s)' judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Stockholders have requested inclusion hereunder as the underwriter shall permit. However, the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities; and provided, further, however, that, after giving effect to the immediately preceding proviso, any exclusion of Registrable Securities shall be made pro rata with holders of other securities having the right to include such securities in the Registration Statement other than holders of securities entitled to inclusion of their securities in such Registration Statement by reason of demand registration rights. No right to registration of Registrable Securities under this Section 2(c) shall be construed to limit any registration required under Section 2(a) hereof. If an offering subject to this Section 2(c) is an underwritten offering, then each of the Stockholders shall, unless otherwise agreed by the Company, offer and sell such Registrable Securities in an underwritten offering using the same underwriter or underwriters and, subject to the provisions of this Agreement, on the same terms and conditions as other shares of Common Stock included in such underwritten offering.

            d) Eligibility for Form S-3. The Company represents and warrants that it meets the requirements for the use of Form S-3 for registration of the sale by each of the Stockholders of the Registrable Securities and the Company shall file all reports required to be filed by the Company with the SEC in a timely manner so as to maintain such eligibility for the use of Form S-3.

            3. OBLIGATIONS OF THE COMPANY.

            In connection with the registration of the Registrable Securities, the Company shall have the following obligations:

            (a) The Company shall use reasonable efforts to cause any Registration Statement covering all or any portion of the Registrable Securities to become effective as promptly as possible, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein and all documents incorporated by reference therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein not misleading. The Company shall furnish to each of the Stockholders copies of reasonably complete drafts of all such documents proposed to be filed (including exhibits, if any), and any such Stockholder shall have the opportunity to object, within two (2) business days, to any information pertaining solely to the Stockholders that is contained therein and the Company will make the corrections reasonably requested by any of the Stockholders with respect to such information prior to filing any such Registration Statement or amendment.

            b) The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with any Registration Statement as may be necessary to keep such Registration Statement effective at all times during the Demand Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by all of the Stockholders as set forth in the Registration Statement. The Company shall use its best efforts to cause any such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

            (c) The Company shall furnish to each of the Stockholders and their legal counsel (i) promptly after the same is prepared and publicly distributed, filed with the SEC, or received by the Company, one copy of any Registration Statement and any amendment thereto, each preliminary prospectus and prospectus and each amendment or supplement thereto, and, in the case of a Registration Statement referred to in Section 2(a), each letter written by or on behalf of the Company to the SEC or the staff of the SEC, and each material item of correspondence from the SEC or the staff of the SEC, in each case relating to such Registration Statement (other than any portion thereof which contains information for which the Company has sought confidential treatment), and (ii) such number of copies of a prospectus, including a preliminary prospectus, and all amendments and supplements thereto and such other documents as either of the Stockholders may reasonably request.

            (d) The Company shall use its best efforts to (i) register and qualify the Registrable Securities covered by any Registration Statement under such other securities or "blue sky" laws of such jurisdictions in the United States as the Stockholders reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Demand Registration Period (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Demand Registration Period, and
(iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (a) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (b) subject itself to general taxation in any such jurisdiction, (c) file a general consent to service of process in any such jurisdiction, (d) provide any undertakings that cause the Company undue expense or burden, or (e) make any change in its charter or bylaws, which in each case the Board of Directors of the Company determines to be contrary to the best interests of the Company and its stockholders.

            (e) As promptly as practicable after becoming aware of such event, the Company shall notify each of the Stockholders of the happening of any event, of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and use its best efforts promptly to prepare a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver such number of copies of such supplement or amendment to each of the Stockholders as they may reasonably request.

            (f) The Company shall use its best efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, and, if such an order is issued, to obtain the withdrawal of such order at the earliest possible moment and to notify each Stockholder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance of such order and the resolution thereof.

            g) The Company shall permit a single firm of counsel designated by the Stockholders to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and not file any document in a form to which such counsel reasonably objects. Any period of review shall be added to the time in which registration is required to be filed and effective, as appropriate.

            (h) The Company shall make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the 1933 Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of a Registration Statement.

            (i) The Company shall make available for inspection by (i) the Stockholders, (ii) any underwriter participating in any disposition pursuant to the Registration Statement, (iii) one firm of attorneys and one firm of accountants or other agents retained by the Stockholders, and (iv) one firm of attorneys retained by all such underwriters (collectively, the "Inspectors") all pertinent financial and other records, and pertinent corporate documents and properties of the Company (collectively, the "Records"), as shall be reasonably deemed necessary by each Inspector to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information which any Inspector may reasonably request for purposes of such due diligence; provided, however, that each Inspector shall hold in confidence and shall not make any disclosure (except to the Stockholders) of any Record or other information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, unless (a) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in any Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court or government body of competent jurisdiction, or (c) the information in such Records has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company shall not be required to disclose any confidential information in such Records to any Inspector until and unless such Inspector shall have entered into. confidentiality agreements (in form and substance satisfactory to the Company) with the Company with respect thereto, substantially in the form of this Section 3(i). Each of the Stockholders agree that they shall, upon learning that disclosure of such Records is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the Records deemed confidential. Nothing herein shall be deemed to limit the either of the Stockholders' ability to sell Registrable Securities in a manner which is otherwise consistent with applicable laws and regulations.

            (j) The Company shall hold in confidence and not make any disclosure of information concerning the Stockholders provided to the Company unless (i) disclosure of such information is necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this or any other agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning the Stockholders is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to each of the Stockholders prior to making such disclosure, and allow each of the Stockholders, at their expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

            (k)The Company shall use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on the NYSE or the AMEX or another national securities exchange and on each additional national securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or
(ii) secure the designation and quotation, of all the Registrable Securities covered by the Registration Statement on the NASDAQ-NMS or, if not eligible for the NASDAQ-NMS on the NASDAQ SmallCap and, without limiting the generality of the foregoing, to arrange for or maintain at least two market makers to register with the National Association of Securities Dealers, Inc. ("NASD") as such with respect to such Registrable Securities.

            (l) The Company shall provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement.

            (m) The Company shall cooperate with the Stockholders and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be offered pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the managing underwriter or underwriters, if any, or the Stockholders may reasonably request, and registered in such names as the managing underwriter or underwriters, if any, as the Stockholders may request.

            (n) The Company shall use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable each holder thereof to consummate disposition of Registrable Securities.

            4.  OBLIGATIONS OF THE STOCKHOLDERS.

            In connection with the registration of the Registrable Securities, each of the Stockholders shall have, severally but not jointly, the following obligations:

            (a) It shall be a condition precedent to the obligations of the Company to complete the registration pursuant to this Agreement that each of the Stockholders shall furnish to the Company such information regarding each of the Stockholders, the Registrable Securities held by them and the intended method of disposition of the Registrable Securities held by them as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

            (b) Each of the Stockholders agree to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder.

            (c) Each of Stockholders agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(e) or 3(f), each of the Stockholders will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3(e) or 3(f) and, if so directed by the Company, each of the Stockholders shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in each of the Stockholders' possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

            (d) Neither of the Stockholders may participate in any underwritten registration hereunder unless each of the Stockholders (i) agree to sell such Registrable Securities on the basis provided in any underwriting arrangements in usual and customary form entered into by the Company, (ii) complete and execute all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) agree to pay their pro rata share of all underwriting discounts and commissions and any expenses in excess of those payable by the Company pursuant to Section 5 below.

            5. EXPENSES OF REGISTRATION.

            All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, the fees and disbursements of counsel for the Company.

            6.  INDEMNIFICATION.

            In the event any Registrable Securities are included in a Registration Statement under this Agreement:

            (a) To the extent permitted by law, the Company will indemnify, hold harmless and defend (i) the Stockholders, and (ii) any person who controls either of the Stockholders within the meaning of the 1933 Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), if any, (each, an "Indemnified Person"), against any joint or several losses, claims, damages, liabilities or expenses (collectively, together with actions, proceedings or inquiries by, any regulatory or self-regulatory organization, whether commenced or threatened, in respect thereof, "Claims") to which any of them may become subject insofar as such Claims arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or the omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or
(iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities (the matters in the foregoing clauses (i) through (iii) being, collectively, "Violations"). Subject to the restrictions set forth in
Section 6(c) with respect to the number of legal counsel, the Company shall reimburse each of the Stockholders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of a Registration Statement or any such amendment thereof or supplement thereto; (ii) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (iii) with respect to any preliminary prospectus, shall not inure to the benefit of any Indemnified Person if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented, if such corrected prospectus was timely made available by the Company pursuant to Section 3(c) hereof, and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a Violation and such Indemnified Person, notwithstanding such advice, used it. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by either of the Stockholders pursuant to Section 9.

            (b) In connection with any Registration Statement in which either of the Stockholders are participating, each of the Stockholders agree, severally but not jointly, to indemnify, hold harmless and defend, to the same extent and in the same manner set forth in Section 6(a), the Company, each of its directors, each of its officers who signs a Registration Statement, each person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act, and any other stockholder selling securities pursuant to a Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter within the meaning of the 1933 Act or the 1934 Act (collectively and together with an Indemnified Person, an "Indemnified Party"), against any Claim to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information finished to the Company by such Stockholder expressly for use in connection with such Registration Statement; and subject to Section 6(c) each of the Stockholders will reimburse any legal or other expenses (promptly as such expenses are incurred and are due and payable) reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Stockholders, which consent shall not be unreasonably withheld; provided, further, however, that the Stockholders shall be liable under this Agreement (including this Section 6(b) and Section 7) for only that amount as does not exceed the net proceeds to the Stockholders as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by either the Stockholders pursuant to Section 9. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(b) with respect to any preliminary prospectus shall not inure to the benefit of any Indemnified Party if the untrue statement or omission of material fact contained in the preliminary prospectus was corrected on a timely basis in the prospectus, as then amended or supplemented.

            (c) Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action (including any governmental action), such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or

Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The indemnifying party shall pay for only one separate legal counsel for the Indemnified Persons or the Indemnified Parties, as applicable, and such legal counsel shall be selected by the Stockholders, if the Stockholders are entitled to indemnification hereunder, or the Company, if the Company is entitled to indemnification hereunder, as applicable. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability, to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is actually prejudiced in its ability to defend such action. The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

            7.  CONTRIBUTION.

            To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that
(i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 6, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution (together with any indemnification or other obligations under this Agreement) by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

            8.  REPORTS UNDER THE 1934 ACT.

            With a view to making available to each of the Stockholders the benefits of Rule 144 promulgated under the 1933 Act or any other similar rule or regulation of the SEC that may at any time permit the Stockholders to sell securities of the Company to the public without registration ("Rule 144"), the Company agrees to:

            (a) make and keep public information available, as those terms are understood and defined in Rule 144;

            (b) file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

            (c) furnish to each of the Stockholders, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit either of the Stockholders to sell such securities pursuant to Rule 144 without registration.

            9.  ASSIGNMENT OF REGISTRATION RIGHTS.

            The rights to have the Company register Registrable Securities pursuant to this Agreement shall be automatically assignable by either of the Stockholders to any transferee of all or any portion of Registrable Securities if (i) the Stockholder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (ii) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the securities with respect to which such registration rights are being transferred or assigned, (iii) following such.transfer or assignment, the further disposition of such securities by the transferee or assignee is restricted under the 1933 Act and applicable state securities laws, (iv) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein, (v) such transfer shall have been made in accordance with the applicable requirements of the Acquisition Agreement, and (vi) such transferee shall be an "accredited investor" as that term defined in Rule 501 of Regulation D promulgated under the 1933 Act.

            10. AMENDMENT OF REGISTRATION RIGHTS.

            Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with written consent of the Company and each of the Stockholders. Any amendment or waiver effected in accordance with this Section I 0 shall be binding upon each Stockholder and the Company.

            11.  MISCELLANEOUS.

            (a) A person or entity is deemed to be a holder of Registrable Securities whenever such person or entity owns of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more persons or entities with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

            (b) Notices required or permitted to be given hereunder shall be in writing and shall be deemed to be sufficiently given when personally delivered (by hand, by courier, by telephone line facsimile transmission or other means) or sent by certified mail, return receipt requested, properly addressed and with proper postage pre-paid,

                  (1)      if to the Company:

                           Hungarian Broadcasting Corporation
                           445 Park Avenue
                           New York, New York 10022

                           Attention: Chief Executive Officer

            If to each of the Stockholders, as set forth below their signatures appended hereto, or at such other address as each such party furnishes by notice given in accordance with this Section 11(b), and shall be effective, when personally delivered, upon receipt and, when so sent by certified mail, four days after deposit with the United States Postal Service.

            (c) Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

            (d) This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the United States Federal Courts located in New York County, New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby.

            (e) This Agreement and the Acquisition Agreement (including all schedules and exhibits thereto) constitute the entire agreement among the parties hereto with respect to the subject matter hereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement and the Acquisition Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

            (f) Subject to the requirements of Section 9 hereof, this Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

            (g) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

            (i) Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.


                                    Hungarian Broadcasting Corp.

                                    By:/s/ Peter E. Klenner
                                       --------------------
                                       Peter E. Klenner,
                                       Chief Executive Officer


                                      Stockholders

                                    By:/s/ Offer Assis
                                       ---------------
                                       Offer Assis


                                    By:/s/ Shai Bar Lavi
                                       ------------------
                                           Shai Bar-Lavi

                                    Exhibit D

                       TRANSFER AND DISTRIBUTION AGREEMENT

                          Dated as of November 18, 1997

                                     between

                          HUNGARIAN BROADCASTING CORP.

                                       and

                         HUNGARIAN SATELLITE CORPORATION



TRANSFER AND DISTRIBUTION AGREEMENT, dated as of November 18, 1997, by and between Hungarian Broadcasting Corp., a Delaware corporation ("HBC"), and Hungarian Satellite Corporation, a Delaware corporation and a wholly owned subsidiary of HBC ("HSC").

WHEREAS, HBC has been engaged in the television business in the Republic of Hungary ("Hungary"); and

WHEREAS, HBC, in the course of conducting its television business HBC has developed a good working relationship with the government of Hungary, and specifically with the Hungarian state-owned entity Antenna Hungaria ("AH"); and

WHEREAS, AH is a 50%-50% partner with Israel Aircraft Industries ("IAI") in a joint venture known as Magyarsat ("MS") to develop a communications satellite to serve Central and Eastern Europe (the "Satellite"); and

WHEREAS, MS approached HBC for assistance in raising the necessary funds and managing the Satellite; and

WHEREAS, on November 18, 1997, HBC signed a Letter of Intent (the "Interest") with MS to form a new company to launch, manage and operate the Satellite, which company is to be capitalized with $150 million, $40 million in equity and $110 million in debt, with HBC contributing $30 million in exchange for 69% of the voting equity and MS contributing $10 million in exchange for 31% of the voting equity and HBC responsible for raising the $110 million in debt; and

WHEREAS, the Board of Directors of HBC has determined that the interests of HBC's stockholders would be best served by separating its businesses into two separate companies, one consisting of the satellite business and the other consisting of HBC's core television business (the "Core Business"); and

WHEREAS, in furtherance of the foregoing, HBC wishes to transfer and assign to HSC all of its rights in the Interest in exchange for the issuance to HBC by HSC of 4,500,000 shares of HSC's common stock, par value $.001 per share (the "HSC Common Stock");

WHEREAS, HSC is willing to issue such shares of HSC Common Stock to HBC in exchange for the Interest; and

WHEREAS, HBC intends to distribute all of its HSC Common Stock, on a pro rata basis, to the holders of the common stock of HBC (the "HBC Common Stock") (such distribution hereinafter referred to as the "Distribution");

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and intending to be legally bound hereby, HBC and HSC hereby agree as follows:

1. HBC hereby transfers to HSC all of HBC's right, title and interest in and to the Interest free and clear of all liens or encumbrances in favor of HBC.

2. HSC shall issue and deliver to HBC certificates representing an aggregate of 4,500,000 of shares of HSC Common Stock.

3. At a time to be determined (the "Distribution Date"), HBC shall deliver to its Transfer Agent (the "Agent"), for the benefit of holders of record of HBC Common Stock as of December 31, 1997 (the "Record Date"), a stock certificate representing, in the aggregate (and rounded down to the nearest whole share), a number of shares representing one share of HSC Common Stock for every share of HBC Common Stock outstanding on the Record Date), and shall instruct the Agent to distribute as promptly as practicable following the Distribution Date to holders of record of HBC Common Stock on the Record Date one share of HSC Common Stock for every share of HBC Common Stock (the "Distribution") The Board of Directors of HBC, in its discretion, shall establish the Distribution Date and all appropriate procedures in connection with the Distribution.

4. This Agreement has been approved by the Board of Directors of HBC and of HSC.

5. In connection with the transfer, conveyance, assignment and delivery of the Interest contemplated by this Agreement, HBC and HSC agree to execute or cause to be executed by the appropriate parties and to deliver to each other, as appropriate, the requisite conveyancing documents.

6. This Agreement constitutes the entire agreement between HBC and HSC with respect to the subject matter hereof and supersedes all previous negotiations, commitments and writings with respect to such subject matter.

7. This Agreement, and any questions, claims, disputes, remedies or procedural matters shall be governed exclusively by the laws of the State of Delaware, without regard to the principles of conflicts of law, as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies. The parties agree that Delaware has a substantial relationship to this transaction, and each Party consents to personal jurisdiction in the courts of Delaware and further agrees that all such matters shall be heard in the federal and state courts in Delaware.

8. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

9. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

10. This Agreement is solely for the benefit of the parties hereto and is not intended to confer upon any other person except the parties hereto any rights or remedies hereunder.

11. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

12. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first above written.

HUNGARIAN BROADCASTING CORP.


By: /s/Ronald Scott Moss
    -----------------------
Name:    Ronald Scott Moss
Title:   Secretary



HUNGARIAN SATELLITE CORPORATION


By: Peter E. Klenner
--------------------------
Name:    Peter E. Klenner
Title:   President

                                    Exhibit E

              HUNGARIAN BROADCASTING CORP.
------------------------------------------------------------------------------
H-1118 Budapest                                   445 Park Avenue,
Kelenhegyi ut 39                                  15th Floor
                                                  New York, New York 10022
Tel: 361.372.1000                                 Tel.: 212.758.9870
Fax: 361.372.1091                                 Fax: 212.758.9896




                                          Contact:  James H. Season
                                                    Chief Financial Officer
                                                    361-372-1073


                                          FOR IMMEDIATE RELEASE

PRESS RELEASE



                     HBCO TO LAUNCH COMMUNICATIONS SATELLITE

         New York, NY, November 20, 1997 -- Hungarian Broadcasting Corp. (NASDAQ Small Cap: HBCO) announced through its Chairman, Peter E. Klenner, that it has signed a letter of intent with Magyarsat Kft. to form a joint venture to launch a communications satellite serving the Central and Eastern European region.

         Magyarsat is a 50:50 joint venture between state-owned Antenna Hungaria Rt. and Israel Aircraft Industries Ltd., Israel's state-owned aerospace corporation.

         It is planned that the joint venture will be owned 69% by Hungarian Broadcasting Corp. and 31% by Magyarsat. This joint venture company will be capitalized with approximately $150 million, including $110 million of debt financing. HBCO will invest $30 million of equity capital and Magyarsat will contribute $10 million.

         Antenna Hungaria has proposed that it would transfer all of its broadcasting and communications traffic from the AMOS 1 satellite to this new satellite once it is launched.

         Hungarian Broadcasting Corp. will form a new subsidiary named Hungarian Satellite and Cable Corp. ("HSCC") to own this business. The Company will then spin off this new company to its shareholders, whereby each share of HBCO Common Stock will receive one share of HSCC common stock. It is planned that this distribution will be made to shareholders of record on December 31, 1997.

         Hungarian Broadcasting Corp., through its station MSAT, is the largest independent television broadcaster in Hungary.

                                    Exhibit F


         HUNGARIAN BROADCASTING CORP.
------------------------------------------------------------------------------
H-1118 Budapest                                  445 Park Avenue, 15th Floor
Kelenhegyi ut 39                                 New York, New York 10022
telephone:  361-372-1000                         telephone:  212-758-9870
telefax:    361-372-1091                         telefax:    212-758-9896




                                            Contact:

                                            James H. Season
                                            Chief Financial Officer
                                            361-372-1073


                                            Ronald Scott Moss
                                            General Counsel
                                            212-758-9870


                                            FOR IMMEDIATE RELEASE

PRESS RELEASE



                         HBCO PURCHASES SZIV TELEVISION
                         AND GLOBAL TELEVISION NETWORKS

         NEW YORK -- Hungarian Broadcasting Corp. (Nasdaq SmallCap: HBCO) announced through its Chairman, Peter E. Klenner, that it has purchased Global Television Networks, Inc. ("GTN"), owner of SZIV Television, a national satellite-to-cable broadcaster currently reaching approximately 1,500,000 television households through the AM Micro transmission system in Budapest and about 140 cable companies via satellite distribution in Hungary.

         GTN is a New York-based distributor of paid adult television programming, holding long-term contracts with United Phillips cable operators in Vienna and Amsterdam and exclusive long-term contracts with NTV Plus DBS operators in Russia. There are already nearly 2 million potential cable and DBS subscribers in these three markets alone, and United Phillips has announced plans to make more of its cable systems throughout Europe addressable, which would expand GTN's potential market even further.

         As part of the acquisition, GTN has committed to provide $1.75 million in cash to be used as working capital and for expanding operations.

         Both GTN and SZIV operated at a profit in 1997.

         The purchase price for these acquisitions was 3.75 million newly issued common shares of HBCO. Of the 3.75 million HBCO shares issued to sellers, 1.25 million shares are being held in escrow until GTN meets certain profitability requirements.

         In a related transaction, Peter Klenner sold 300,000 of his HBCO shares to Offer Assis, Chief Executive Officer of GTN, at a price of $7.50 per share.

         As a result of these transactions, Mr. Assis will be a major stockholder of the Company.

         Mr. Assis, a successful broadcasting entrepreneur, is the newly elected President and Chief Executive Officer of HBCO. Justin Bodle resigned from the Board of Directors. Mr. Assis, Shai Bar Lavi, Frederick E. Smithline and Ami Shafrir were elected to the Board, expanding the number of directors to six. Mr. Klenner has agreed to remain as Chairman of the Board, and James H. Season has agreed to remain as a director and as Chief Financial Officer.

         Mr. Assis stated that he has made a major financial commitment to Hungarian Broadcasting Corp. and is excited by the Company's prospects. "Operating the SZIV TV and M Sat stations from one location, with one management group, will provide significant cost savings and dramatically enhance advertising sales opportunities, enabling the Company to add a number of other Western and Eastern European broadcasting properties in the near future."

         The purchases of SZIV and GTN enhances HBCO's presence in Central and Eastern Europe. The planned acquisitions of additional broadcasting properties will help secure HBCO's position in these fast growing markets.

                           Forward-Looking Statements

         This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements reflect significant assumptions and subjective judgments by the Company's management concerning anticipated results. These assumptions and judgments may or may not prove to be correct. Moreover, such forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated in such forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events occurring or circumstances arising after the date hereof or to reflect the occurrence of unanticipated events.